                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

                          LIMITED PARTNERSHIP AGREEMENT











THE PARTNERSHIP INTERESTS OF THE LIMITED PARTNERS ISSUED PURSUANT TO THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH PARTNERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.


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                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

                          LIMITED PARTNERSHIP AGREEMENT

                                Table of Contents



1.    RECITALS AND DEFINITIONS..........................................................1
      1.1      Recitals.................................................................1
      1.2      Definitions..............................................................1

2.    FORMATION OF LIMITED PARTNERSHIP..................................................8
      2.1      Organization.............................................................8
      2.2      Partnership Name.........................................................9
      2.3      Purposes and Powers......................................................9
      2.4      Principal Business Office, Registered Office and Registered Agent........9
      2.5      Qualification in Other Jurisdictions.....................................9
      2.6      Powers...................................................................9

3.    AUTHORITY OF THE GENERAL PARTNER..................................................9
      3.1      General Authority........................................................9
      3.2      Authority for Specific Actions..........................................10
      3.3      Investment Restrictions.................................................11
      3.4      ERISA Matters...........................................................13
      3.5      Foundation Partners.....................................................13
      3.6      UBTI Matters............................................................14
      3.7      REIT Matters............................................................14
      3.8      Expense Reimbursement...................................................14
      3.9      Coinvestments...........................................................15
      3.10     Other Permitted Business................................................15
      3.11     Exculpation.............................................................16
      3.12     Indemnification.........................................................16
      3.13     Payment of Indemnification Expenses.....................................17
      3.14     Partnership Classification..............................................17
      3.15     Reliance by Third Parties...............................................17

4.    CAPITAL COMMITMENTS AND CONTRIBUTIONS............................................18
      4.1      Payment of Capital Contributions........................................18
      4.2      Defaulting Partners.....................................................21
      4.3      Requirements for Admission as Limited Partner...........................23
      4.4      Admission of Limited Partners...........................................23
      4.5      Interest................................................................26
      4.6      Assignees...............................................................26


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

5.    CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS..............................27
      5.1      Capital Accounts........................................................27
      5.2      Allocation of Net Income................................................27
      5.3      Allocation of Net Loss..................................................28
      5.4      Treatment of Certain Affiliated Partners................................29
      5.5      Minimum Gain Chargebacks and Non-Recourse Deductions....................29
      5.6      Qualified Income Offset.................................................30
      5.7      Code Section 704(b) Allocations.........................................30
      5.8      Code Section 514(c)(9)(E) Allocations...................................30
      5.9      Special Allocations; Other Allocation Provisions........................30
      5.10     Distributions...........................................................32
      5.11     Deficit Restoration by General Partner..................................36
      5.12     No Deficit Restoration by Limited Partners..............................36
      5.13     Right of Set-Off........................................................36
      5.14     Withholding.............................................................37
      5.15     Excess Non-Recourse Liabilities.........................................37

6.    BOARD OF ADVISORS AND INVESTMENT COMMITTEE.......................................37
      6.1      Board of Advisors.......................................................37
      6.2      Board of Advisors Meetings and Expense Reimbursement....................37
      6.3      Quorum and Voting of Members of Board of Advisors.......................37
      6.4      Investment Committee....................................................38
      6.5      Partnership Meetings....................................................38

7.    TRANSFERS OF LIMITED PARTNERSHIP INTERESTS.......................................38
      7.1      Assignability of Interests..............................................38
      7.2      Substitute Limited Partners.............................................40
      7.3      Obligations of Assignee.................................................40
      7.4      Allocation of Distributions Between Assignor and Assignee...............40

8.    TRANSFER OF PARTNERSHIP INTEREST BY GENERAL PARTNER; WITHDRAWAL..................40
      8.1      Assignability of Interest...............................................40
      8.2      Voluntary Withdrawal....................................................41
      8.3      Involuntary Withdrawal..................................................41
      8.4      Removal of General Partner..............................................41
      8.5      Payment of Expenses to General Partner Upon Withdrawal..................42
      8.6      Reduction in General Partner's Interest upon Removal or Withdrawal......42
      8.7      Further Consequences of Removal or Withdrawal...........................43
      8.8      Continuation of Partnership Business....................................43

9.    RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS...................................44
      9.1      Limited Liability.......................................................44
      9.2      Authority of Limited Partners...........................................44


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

      9.3      Confidentiality.........................................................44
      9.4      BHC Provisions..........................................................45

10.   DURATION AND TERMINATION OF THE PARTNERSHIP......................................47
      10.1     Duration................................................................47
      10.2     Bankruptcy of Limited Partner...........................................47
      10.3     Termination.............................................................47

11.   LIQUIDATION OF THE PARTNERSHIP...................................................48
      11.1     General.................................................................48
      11.2     Priority on Liquidation; Distributions..................................48
      11.3     Orderly Liquidation.....................................................49
      11.4     Source of Distributions.................................................49
      11.5     Statements on Termination...............................................49

12.   BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS........................................49
      12.1     Books and Accounts......................................................49
      12.2     Records Available.......................................................49
      12.3     Annual Financial Statements and Valuation...............................50
      12.4     Quarterly Financial Statements..........................................50
      12.5     Reliance on Accountants.................................................50
      12.6     Tax Matters Partner; Filing of Returns..................................51
      12.7     Fiscal Year.............................................................51

13.   POWER OF ATTORNEY................................................................51
      13.1     General.................................................................51
      13.2     Survival of Power of Attorney...........................................51
      13.3     Written Confirmation of Power of Attorney...............................52

14.   MISCELLANEOUS....................................................................52
      14.1     Further Assurances......................................................52
      14.2     Successors and Assigns..................................................52
      14.3     Applicable Law..........................................................52
      14.4     Severability............................................................52
      14.5     Counterparts............................................................52
      14.6     Entire Agreement........................................................52
      14.7     Benefit of Outside Agreements...........................................52
      14.8     Amendment...............................................................53
      14.9     Construction............................................................53
      14.10    Force Majeure...........................................................53
      14.11    Notices.................................................................54
      14.12    No Right of Partition for Redemption....................................54
      14.13    Third-Party Beneficiaries...............................................54



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

      14.14    General Partner as Limited Partner......................................54



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SCHEDULES AND EXHIBITS:


         Schedule A        List of Limited Partners and Capital Contributions
         Schedule B        List of Properties in which BCP Affiliates have an Interest

         Exhibit A         Form of Guaranty of General Partner's Deficit Restoration Obligation
         Exhibit B         Illustration of Section 4.4(b)
         Exhibit C         Illustration of Sections 5.10(c) and 5.10(g)
         Exhibit D         Form of Power of Attorney



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                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

                          LIMITED PARTNERSHIP AGREEMENT

1.       RECITALS AND DEFINITIONS

         1.1 RECITALS. This Limited Partnership Agreement (this "Agreement") has been entered into as of October 1, 1999 by and among BCP Strategic Partners, LLC, as general partner, and those persons and entities listed on SCHEDULE A hereto as limited partners (together with those limited partners subsequently admitted pursuant to the terms of this Agreement, the "Limited Partners") (the General Partner and the Limited Partners, hereinafter collectively, being referred to as the "Partners"), to form a limited partnership (the "Partnership") pursuant to the laws of the State of Delaware.

         1.2 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth or referred to below.

         "Act" shall have the meaning set forth in Section 2.1.

         "Adjusted Capital Account" means, with respect to any Partner, such Partner's Capital Account as of the date of determination, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that the Partner is obligated to restore (to the extent recognized under Treasury Regulations Section 1.704-1(b)(2)(ii)(C)) or deemed obligated to restore (under Treasury Regulations Section 1.704-2) with respect to a deficit balance in its Capital Account and (ii) debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(D)(4), (5) or (6). The foregoing definition of Adjusted Capital Account and the provisions of
Section 5.3(c) and Section 5.6 are intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(D) and shall be interpreted and applied consistently therewith.

         "Additional Capital Contribution" shall have the meaning set forth in
Section 4.1(d).

         "Affiliate" of any Person means any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. It is expressly agreed that each member of the General Partner is an Affiliate of the General Partner.

         "Agreement" shall have the meaning set forth in Section 1.1.

         "Applicable Percentage Rate" shall have the meaning set forth in
Section 4.1(e).

         "BCP" means Beacon Capital Partners, Inc., a Maryland corporation.

         "BCP Affiliate" means BCP, Beacon Capital Partners, L.P., the General Partner or any Person controlling, controlled by or under common control with BCP, Beacon Capital Partners, L.P. or the General Partner but shall exclude Persons in which the Partnership makes an Investment.

         "Board of Advisors" shall have the meaning set forth in Section 6.1.

         "BHCA" means the Bank Holding Company Act of 1956, as amended.

         "BHC Partner" means a Limited Partner that is a bank holding company, as defined in Section 2(a) of the BHCA, or a non-bank subsidiary of such bank holding company.

         "Capital Account" shall have the meaning set forth in Section 5.1(a).

         "Capital Commitment" shall mean the total amount of cash agreed to be paid to the Partnership (whether or not yet paid) by each Partner pursuant to
Section 4.1 (other than Section 4.1(d)), as set forth on SCHEDULE A hereto.

         "Capital Contribution" shall mean, as to each Partner, the amount of cash actually contributed to the Partnership by such Partner as of the time the determination is made. Capital Contributions include Additional Capital Contributions.

         "Carried Interest" shall have the meaning set forth in Section 8.6.

         "Catch-up Interest" shall mean an amount equivalent to interest on Catch-up Payments at the rate of 10% per annum, or such higher rate as is determined by the General Partner in its sole discretion, plus any other amount determined by the General Partner in its sole discretion, calculated as provided in Section 4.4(b).

         "Catch-up Payment" shall mean, with respect to a newly admitted Limited Partner or an existing Limited Partner that is increasing its Capital Commitment, an amount determined by multiplying (x) the aggregate amount of Capital Contributions made by all Partners prior to the date of the relevant Subsequent Closing, recalculated to reflect the amount of any distribution to the General Partner or to a Fixed-Percentage Partner in accordance with Section 4.4(b)(iii) or 4.4(b)(vii) hereof, by (y) in the case of a newly admitted Limited Partner, such Limited Partner's Equity Interest Percentage, or in the case of a Limited Partner increasing its Capital Commitment, the additional Equity Interest Percentage purchased at the Subsequent Closing, each calculated after taking into account the adjustment, if any, to the Equity Interest Percentage of the General Partner.

         "Certificate" shall have the meaning set forth in Section 2.1.


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         "Class A Limited Partner" shall mean any Limited Partner other than a
Class B Limited Partner.

         "Class B Limited Partner" shall mean any Limited Partner who, individually or as part of a group of related Limited Partners, has a Capital Commitment of seventy-five million dollars ($75,000,000) or more. The determination of whether a Limited Partner is a Class A Limited Partner or a Class B Limited Partner shall be made as of the first Closing in which such Limited Partner participates and thereafter adjusted retroactively as of any Subsequent Closing, if applicable, to the first day of the calendar quarter that includes the Subsequent Closing.

         "Closing" shall mean the Initial Closing or any Subsequent Closing.

         "Code" shall have the meaning set forth under "Internal Revenue Code" in this Section 1.2.

         "Confidential Information" shall have the meaning set forth in Section 9.3.

         "Contribution Call" shall have the meaning set forth in Section 4.1(a).

         "Default Date" shall have the meaning set forth in Section 4.2(a).

         "Defaulted Interest" shall have the meaning set forth in Section 4.2
(b).

         "Defaulting Partner" shall mean any Partner which fails to pay when due any installment of its Capital Commitment or any Additional Capital Contribution under Section 4.1 hereof.

         "Disposition" shall mean, with respect to all or a portion of any Strategic Investment, any complete or partial repayment, syndication of interests, sale and/or other disposition, including sale upon liquidation of the Partnership, of such Strategic Investment such that the Partnership ceases to have an ownership interest in such Strategic Investment or such portion thereof.

         "Disposition Proceeds" shall mean the proceeds to the Partnership from the Disposition of any of its Strategic Investments, net of all related expenses, taxes and liabilities (including expenditures and fees paid directly or indirectly by the Partnership to the General Partner or any Affiliate of the General Partner or to third parties in connection with such Disposition), and in the case of any purchase money obligation or other interest (other than marketable securities) received on the disposition of a Strategic Investment shall mean both the principal thereof and interest thereon or other payments or distributions with respect to such interest at the time when either is received.

         "Equity Interest" with respect to any Partner shall mean the entire right, title and interest of such Partner in the Partnership and any appurtenant rights, including, without limitation, any voting rights.

         "Equity Interest Percentage" with respect to any Partner shall mean the ratio that the Capital Commitment of such Partner bears to the aggregate Capital Commitments of all Partners.

         "ERISA" shall have the meaning set forth in Section 3.3(b).

         "ERISA Partner" shall have the meaning set forth in Section 3.4(b).

         "Estimated Value Capital Account" shall mean, with respect to any Partner, the amount such Partner would receive in a hypothetical liquidation of the Partnership following a hypothetical sale of all of the assets of the Partnership at prices equal to their most recent valuations, and the distribution of the proceeds thereof to the Partners pursuant to this Agreement (after the hypothetical payment of all actual Partnership indebtedness, and any other liabilities related to the Partnership's assets).

         "Fiscal Year" shall have the meaning set forth in Section 12.7.

         "Fixed-Percentage Partner" shall have the meaning set forth in Section 4.4(b)(vii).

         "Formation Expenses" shall mean fees and out of pocket expenses incurred in connection with the formation of the Partnership and the General Partner and the consummation of the Initial Closing and any Subsequent Closings, but not including any placement or underwriting fees, including, without limitation, the placement fees due to Banc of America Securities LLC.

         "Foundation Partner" shall have the meaning set forth in Section 3.5.

         "General Partner" shall mean BCP Strategic Partners, LLC or any successor thereto.

         "GP Class A Priority Distribution Base" means:

                           (1) For each calendar quarter (or portion thereof) prior to the end of the Investment Period, the daily weighted average amount of the aggregate Capital Commitments of the Class A Limited Partners during such calendar quarter; and

                           (2) For each calendar quarter (or portion thereof) after the end of the Investment Period, the daily weighted average amount of the aggregate Unreturned Capital
                                    Contributions of the Class A Limited
                                    Partners.

         "GP Class B Priority Distribution Base" means:

                           (1) For each calendar quarter (or portion thereof) prior to the end of the Investment Period, the daily weighted average amount of the aggregate Capital Commitments of the Class B Limited Partners during such calendar quarter (or portion thereof); and

                           (2) For each calendar quarter (or portion thereof) after the end of the Investment Period, the daily weighted average amount of the aggregate Unreturned Capital Contributions of the Class B Limited Partners during such calendar quarter (or portion thereof).

         "Indebtedness" of any Person shall mean, without duplication, (A) as shown on such Person's balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, and (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument (but only to the extent disbursed with respect to construction loans or other lines of credit), (B) the face amount of all letters of credit issued for the account of the Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all capitalized leases, and (D) all net payment obligations of such Person under any rate hedging agreements which were not entered into specifically in connection with Indebtedness set forth in clauses
(A) or (B) hereof.

         "Indemnified Party" shall have the meaning set forth in Section 3.11.

         "Initial Closing" shall mean the initial admission of Limited Partners into the Partnership.

         "Initial Closing Date" shall mean the date when the Initial Closing occurs.

         "Interim Investments" shall mean (i) cash and obligations issued or guaranteed by the United States of America (so long as such obligations are scheduled to mature within nine months from the date of acquisition thereof);
(ii) obligations issued or guaranteed by any Person controlled or supervised by and acting as an agency or instrumentality of the United States of America pursuant to authority granted by the Congress of the United States (so long as such obligations are scheduled to mature within nine months from the date of acquisition thereof); (iii) commercial paper maturing within nine months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service, Inc.; (iv) investments in commercial paper maturing within nine months from the date of acquisition thereof and issued by the holding company of any commercial bank organized under the laws of the United States of America or any State thereof that has (x) a combined capital and surplus in excess of one billion dollars ($1,000,000,000) and a rating of at least AA or the equivalent thereof by Standard & Poor's Corporation or at least Aa or the equivalent thereof by Moody's Investors Service, Inc. and (y) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation and at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (v) certificates of deposit, banker's acceptances and time deposits maturing within nine months from the date of acquisition thereof issued or guaranteed or placed with, and money market deposit accounts issued or offered by, commercial banks which are members of the Federal Deposit Insurance Corporation and which have a combined capital, surplus and undistributed profits of at least two hundred fifty million dollars ($250,000,000); (vi) repurchase agreements that are secured by obligations issued or guaranteed by the United States of America or an agency or instrumentality thereof entered into with any office of any commercial bank meeting the qualifications specified in clause (v) above (so long as such repurchase agreements have a term of not more than seven
(7) days); (vii) other money market instruments; and (viii) mutual funds substantially all of the assets of which are invested in any or all of the investments described in clauses (i) through (vii) above.

         "Internal Revenue Code" or "Code" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto.

         "Investment" shall mean one or more assets constituting Interim Investments and/or Strategic Investments.

         "Investment Amount" shall mean, with respect to each Partner and a particular Investment, such Partner's allocable share (determined in accordance with such Partner's Equity Interest Percentage) of the Capital Contributions directly committed to such Investment, as determined by the General Partner absent manifest error.

         "Investment Committee" shall have the meaning set forth in Section 6.4.

         "Investment Period" shall have the meaning set forth in Section 4.1(a).

         "Involuntary Withdrawal" shall have the meaning set forth in Section
8.3.

         "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

         "Key Man Event" shall have the meaning set forth in Section 4.1(g).

         "Limited Partners" shall have the meaning set forth in Section 1.1.

         "Liquidating Agent" shall have the meaning set forth in Section 11.1.

         "Managed Assets" shall have the meaning set forth in Section 5.10(e).

         "Partners" shall have the meaning set forth in Section 1.1.

         "Partnership" shall have the meaning set forth in Section 1.1.

         "Partnership Minimum Gain" shall have the meaning set forth in Section 5.5(a).

         "Person" shall mean a corporation, association, retirement system, international organization, joint venture, partnership, limited liability company, trust or individual.

         "Predecessor In Interest," as to the Equity Interest of any Partner, shall mean any Partner which was the prior holder of all or any portion of such Equity Interest.

         "Quarterly GP Priority Distribution Amount" shall have the meaning set forth in Section 5.10(g).

         "REIT" shall have the meaning set forth in Section 3.7.

         "Regulatory Allocations" shall have the meaning set forth in Section 5.9(c).

         "Removal" shall have the meaning set forth in Section 8.4.

         "Return Account" shall mean a bookkeeping account established with respect to each Limited Partner in order to determine whether and when cumulative cash distributions to such Partner exceed the aggregate of its Capital Contributions and a 10% per annum cumulative, compounded annual return thereon (such rate of return shall hereinafter be referred to as the "RETURN RATE").

                  The Return Account shall be determined on the last day of each calendar month as follows:

                           (i) Start with the balance in the Return Account on
                  the last day of the prior calendar month;

                           (ii) ADD any Capital Contributions made by such
                  Limited Partner before the 15th of that month and SUBTRACT any distributions made to the Limited Partner before the 15th of that month; PROVIDED, HOWEVER, that no such distributions shall reduce the balance in the Return Account to below zero;

                           (iii) ADD an amount equal to (A) the sum of the
                  amounts in clauses (i) and (ii) above multiplied by (B) 0.00797414043;

                           (iv) ADD any Capital Contributions made by such
                  Limited Partner on or after the 15th of that month; and

                           (v) SUBTRACT any distributions made to the Limited
                  Partner on or after the 15th of that month; PROVIDED, HOWEVER, that no such distributions shall reduce the balance in the Return Account to below zero.

         "Return Income Element" shall mean, with respect to a Limited Partner, an amount equal to the cumulative amount added to such Partner's Return Account pursuant to clause (iii) of the second paragraph of the definition of Return Account.

         "Return of Capital Distribution" shall mean, with respect to a Limited Partner, the amount by which any net distribution to the Partner (I.E. a distribution other than a distribution offset by an Additional Capital Contribution), when aggregated with all prior net distributions to the Partner other than Return of Capital Distributions, exceeds, on the date of the distribution, the Partner's Return Income Element computed through that date.

         "Senior Management" shall mean William A. Bonn, Jeremy B. Fletcher, John Halsted, Douglas S. Mitchell, Erin R. O'Boyle, Randy J. Parker, Thomas Ragno and E. Valjean Wheeler.

         "Special Tax Distribution" shall have the meaning set forth in Section 5.10(d).

         "Strategic Investments" shall mean any direct or indirect, current or contingent interest, option or commitment to acquire or other contract right relating to any type of real estate-related asset, including without implied limitation, portfolios, real estate-related assets, individual assets, privately or publicly held operating companies and real estate-related businesses, commercial mortgage-backed securities, indebtedness secured by real property or interests in entities owning real property, and interests in entities that own or operate real property.

         "Subsequent Change" shall have the meaning set forth in Section 3.5.

         "Subsequent Closing" shall have the meaning set forth in Section
4.4(b).

         "Subscription Agreement" shall have the meaning set forth in Section
4.3.

         "Treasury Regulations" shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UBTI" shall have the meaning set forth in Section 3.6.

         "Unreturned Capital Contributions" shall mean, with respect to a Limited Partner, the Capital Contribution of the Limited Partner less any Additional Capital Contributions made by such Partner and any Return of Capital Distributions to such Partner.

         "Voluntary Withdrawal" shall have the meaning set forth in Section 8.2.

         "Voting Interest" shall mean, with respect to any Partner(s) entitled to vote or otherwise participate with respect to a matter, the ratio which the Capital Commitment(s) of such Partner(s) voting in favor of the matter with respect to which such vote is being taken bears to the aggregate Capital Commitments of all Partners entitled to vote or otherwise participate with respect to such matter, expressed as a percentage.

         "Withdrawal" shall have the meaning set forth in Section 8.5.

2.       FORMATION OF LIMITED PARTNERSHIP

         2.1 ORGANIZATION. The Partnership has been formed by the filing of the certificate of limited partnership (as it may be amended or restated from time to time, the "Certificate") for the Partnership required under the Delaware Revised Uniform Limited Partnership Act (as in effect from time to time, the "Act"), with the Delaware Secretary of State pursuant to the Act. The Certificate may be restated by the General Partner as provided in the Act or amended by the General Partner to change the address of the office of the Partnership in Delaware or the name and address of its resident agent in Delaware or to make corrections required by the Act. The General Partner shall deliver a copy of the Certificate and any amendment thereto to any Partner who so requests.

         2.2 PARTNERSHIP NAME. The name of the Partnership shall be "Beacon Capital Strategic Partners, L.P." All business of the Partnership shall be conducted under the Partnership name.

         2.3 PURPOSES AND POWERS. The purpose of the Partnership is to acquire, improve, develop, lease, maintain, own, operate, manage, mortgage, hold, sell, exchange and otherwise deal in and with Strategic Investments, to acquire, hold and dispose of Interim Investments, and to engage in any other activities necessary or related or incidental thereto.

         2.4 PRINCIPAL BUSINESS OFFICE, REGISTERED OFFICE AND REGISTERED AGENT. The principal business office of the Partnership shall be located at One Federal Street, 26th Floor, Boston, Massachusetts 02110. The principal business office of the Partnership may be changed from time to time by the General Partner. The General Partner shall promptly notify the Limited Partners of any change in such principal business office. The registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The agent for service of process on the Partnership pursuant to the Act shall be The Corporation Trust Company, 1209 Orange Street,

Wilmington, Delaware 19801. The registered agent and registered office of the Partnership may be changed by the General Partner from time to time. The General Partner shall promptly notify the Limited Partners of any such change.

         2.5 QUALIFICATION IN OTHER JURISDICTIONS. The General Partner shall cause the Partnership to be qualified or registered under applicable laws in such states as may be appropriate to avoid any material adverse effect on the business of the Partnership and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.

         2.6 POWERS. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Partnership shall have and exercise all of the powers and rights which can be conferred upon limited partnerships formed pursuant to the Act.

3.       AUTHORITY OF THE GENERAL PARTNER

         3.1 GENERAL AUTHORITY. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall have all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Except as so expressly limited, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

         3.2 AUTHORITY FOR SPECIFIC ACTIONS. The General Partner is authorized to take the actions listed below in this Section 3.2 on behalf of the Partnership. This Section 3.2 is intended as an amplification of and not a limitation of the authority granted to the General Partner under Section 3.1.

             (a) To borrow money from sellers of property or from banks or other lending institutions or the commercial paper market or otherwise to procure extensions of credit for the Partnership, including at the discretion of the General Partner, to issue instruments evidencing indebtedness or other debt obligations (including, without limitation, mortgages) and, if security is required therefor, to pledge, hypothecate, mortgage, assign, transfer and grant a security interest in the Strategic Investments, Capital Commitments and other assets of the Partnership, including, without limitation, the Limited Partners' Subscription Agreements (PROVIDED, HOWEVER, that in no event shall any such pledge obligate any Limited Partner to make any payments in excess of such Limited Partner's uncontributed Capital Commitment); and in connection with any of the foregoing to execute, seal, acknowledge and deliver promissory notes, guarantees, mortgages, security and other agreements, assignments and any other written documents, and to prepay in whole or in part, refinance, recast, increase, modify or extend any such debt affecting any of the assets of the

Partnership and in connection therewith to execute any extensions or renewals of any such debt and/or any other loans;

             (b) To borrow funds to make Strategic Investments or to obtain working capital or to otherwise leverage the Partnership's assets through the issuance of mortgage-backed securities or preferred equity interests (so long as such mortgage-backed securities or preferred equity investments are issued by a subsidiary or other entity wholly owned by the Partnership or an entity created pursuant to Section 3.2(h)) or as provided in Section 4.1(e)(v);

             (c) To hold assets of the Partnership in the name of one or more trustees, nominees, other agents or directly or indirectly through one or more entities owned in whole or in part directly or indirectly by the Partnership;

             (d) To maintain such insurance as the General Partner may deem appropriate to protect the assets and interests of the Partnership and Indemnified Parties and to satisfy any contractual undertakings of the Partnership;

             (e) To establish reserves for any Partnership purposes and to fund such reserves with any Partnership assets or borrowed funds;

             (f) To enter into property management, servicing and special servicing or other service provider arrangements with respect to any asset of the Partnership, including, without limitation, agreements that provide for incentive compensation;

             (g) To enter into transactions with BCP Affiliates, including, without limitation, for the purchase or sale of assets or for services, provided that (i) terms must be on an arm's length basis no less favorable than those that could be obtained from unaffiliated third parties; (ii) prior approval by the Board of Advisors has been obtained (except that prior approval by the Board of Advisors need not be obtained with respect to transactions involving the properties described in SCHEDULE B attached hereto); (iii) the fees and other terms and conditions of any such transaction must be embodied in a written contract that precisely describes the transaction; (iv) in the case of a contract for goods or services, the contract must be terminable at will by the General Partner without penalty to the Partnership and must automatically terminate without penalty to the Partnership upon removal of the General Partner; (v) any indemnification provided for the BCP Affiliate in connection with any such transaction may not be broader than the indemnification provided for the General Partner under this Agreement; and (vi) such transaction must be principally for the benefit of the Partnership in the ordinary course of business; and

             (h) To create one or more entities to hold any assets of the Partnership or for any other Partnership purpose, and to hold or distribute to the Partners any interest in such entities. The General Partner may have management rights and financial interests in any such entities so long as such arrangements preserve in all material respects the overall economic relationship and rights of the Partners. The purpose of this provision is to allow the General Partner to invest capital contributed by the Partnership through parallel partnerships or other arrangements when the General Partner deems such arrangements to be appropriate to minimize taxes, comply with regulatory requirements, structure transactions so as to avoid the application of taxes or regulatory requirements or otherwise achieve a benefit for the Partners consistent with the purposes of the Partnership (provided that the overall economic relationship, including, without limitation, allocations, distributions, deficit restoration obligations and rights of the Partners are preserved).

         3.3 INVESTMENT RESTRICTIONS.

                  (a) The following restrictions shall be applicable to the General Partner unless waived, with respect to a particular Investment by the Limited Partners representing a Voting Interest of the Limited Partners in excess of 50%, excluding from such vote any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate:

                      (i) The General Partner shall not make an investment in any Strategic Investment if the amount of Partnership equity capital invested in such Strategic Investment would exceed 25% of the Aggregate Capital Commitments for a period of more than 180 days after such Strategic Investment has been made, unless the General Partner obtains the prior approval of the Board of Advisors for such Investment; provided that at no time may the amount of Partnership equity capital invested in any Strategic Investment exceed 35% of the aggregate Capital Commitments. With respect to a Strategic Investment in an operating company, the General Partner shall not make such an Investment if the amount invested in all such operating companies would exceed 20% of the aggregate Capital Commitments divided by 35%. With respect to a Strategic Investment in new development, the General Partner shall not make such an Investment if the amount invested in all such new development would exceed 20% of the aggregate Capital Commitments divided by 35%.

                      (ii) The General Partner shall not make a Strategic Investment in any real estate assets located outside of the United States of America, or in companies organized, headquartered or having substantially all of their assets outside of the United States of America.

                      (iii) The Partnership shall not sell uncovered calls or engage in any other similar speculative investment activity involving derivatives that would subject the Partnership to unlimited exposure.

                      (iv) The Partnership shall not make any Strategic Investments in an entity that invests primarily in oil or gas development or in any collective investment entity whose constituent documents provide for the payment of a carried interest to a

         Person other than the Partnership, unless the General Partner or the Partnership has the power to direct the investment decisions of such collective investment entity or prevent investments from being made by such collective investment entity. For the purposes of this Section 3.3(a)(iv), (x) "collective investment entity" shall mean a partnership, limited partnership, limited liability company, corporation or other entity in which the Partnership is one of many passive investors and in which the Partnership has less than a majority interest or otherwise does not have control over investment decisions of such entity and (y) "carried interest" shall mean incentive compensation based on the investment returns of a collective investment entity, other than stock options or bonus compensation paid to employees of such an entity. It is not the intent of the General Partner to make non-influence bearing Investments on behalf of the Partnership in publicly traded securities and, in any event, the General Partner will not do so if the aggregate amount invested in all such Investments would exceed 5% of the aggregate Capital Commitments divided by 35%.

                      (v) The Partnership shall not incur Indebtedness if, immediately after giving effect to the incurrence of such Indebtedness, the aggregate Indebtedness of the Partnership would exceed 65% of the sum of (A) the aggregate amount of all uncontributed Capital Commitments plus (B) the aggregate value of the Partnership's Investments, determined on the basis of the most recent valuations available.

                  (b) No Capital Commitments may be drawn, and no Partnership capital may be invested in any Strategic Investment, prior to the first date on which the Partnership will qualify as a "real estate operating company," as defined in the regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto ("ERISA"), at 29 C.F.R. 2510.3-101.

                  (c) The Partnership shall not incur any "partner nonrecourse debt" within the meaning of Treasury Regulations Section 1.704-2(b)(4) if and to the extent such debt could reasonably cause the Partnership to violate the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder.

                  (d) Except for the properties set forth on SCHEDULE B attached hereto, the Partnership shall not make an investment in which a BCP Affiliate currently has an interest. The consideration paid by the Partnership to any BCP Affiliate for any investment made in a property identified in SCHEDULE B hereto will not exceed the aggregate cost and expenses (including, without limitation, interest carry and taxes paid with respect to such property) incurred in connection with the acquisition and ownership of such property by such BCP Affiliate.

         3.4 ERISA MATTERS.

                  (a) The Partnership shall use reasonable best efforts to conduct its affairs so as to qualify as a "real estate operating company" as defined in the regulations promulgated under ERISA, as amended from time to time, at 29 C.F.R. 2510.3-101. For purposes of determining that the Partnership so qualifies, the annual valuation period of the Partnership for purposes of such regulation shall be the ninety (90) day period commencing on each anniversary of the date on which the Partnership makes its first Investment (other than a short-term investment pending long-term commitment). Simultaneously with the date of the closing of such first Investment by the Partnership and, thereafter, prior to the expiration of each annual valuation period, the Partnership shall obtain an opinion from counsel to the Partnership as to whether the Partnership will qualify as a real estate operating company during the twelve (12) month period ending on the last day of the next annual valuation period.

                  (b) Notwithstanding any provision contained herein to the contrary, each Limited Partner the assets of which constitute "plan assets" under ERISA (an "ERISA Partner") may elect to withdraw from the Partnership, and upon demand by the General Partner shall withdraw from the Partnership, if either the ERISA Partner or the General Partner shall obtain an opinion of counsel, in form and substance reasonably satisfactory to the General Partner, and signed by counsel reasonably satisfactory to the General Partner, to the effect that it is more likely than not that all or any portion of the assets of the Partnership constitute assets of the ERISA Partner for the purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by the ERISA Partner. Such withdrawal shall be made in compliance with the provisions of Article 5, including Section 5.1 dealing with revaluations of Partnership property and Section 5.10(f). Notwithstanding anything to the contrary in this Section 3.4(b), prior to the effectiveness of the withdrawal of an ERISA Partner, the General Partner, for the purpose of satisfying any outstanding Partnership borrowing which is secured by a pledge or other encumbrance upon the Capital Commitments and/or the Subscription Agreements, shall make a Contribution Call pursuant to Section 4.1(a) of an amount equal to the amount then outstanding under any such Partnership borrowing. No withdrawal under this Section 3.4(b) shall become effective until the withdrawing partner has contributed its share of the amount requested in such Contribution Call.

      3.5 FOUNDATION PARTNERS. Notwithstanding any provision of this Agreement to the contrary, any Limited Partner that is a "private foundation" as described in Section 509 of the Code (a "Foundation Partner"), may elect to withdraw from the Partnership, and upon demand by the General Partner shall withdraw from the Partnership, if either the Foundation Partner or the General Partner shall obtain an opinion of counsel, in form and substance reasonably satisfactory to the General Partner, and signed by counsel reasonably acceptable to the General Partner, to the effect that such withdrawal is necessary in order for the Foundation Partner to avoid (a) excise taxes imposed by Subchapter A of Chapter 42 of the Code (other than Section 4940 or Section 4942 or, except to the extent such excise taxes are imposed as a direct result of a Subsequent Change, as defined below, Section 4944 thereof) or (b) a material breach of the fiduciary duties of its trustees under any federal or state law applicable to private foundations or any rule or regulation adopted thereunder by any agency,commission or authority having jurisdiction, provided that such breach is the direct result of a change in the laws applicable to private foundations or in the investment purpose of the Partnership, which change becomes effective after the date of the Closing in which the Foundation Partner becomes a Partner in the Partnership (a "Subsequent Change"). In the event of the issuance of the opinion of counsel referred to in the preceding sentence, the withdrawal of and disposition of the Foundation Partner's interest in the Partnership shall be governed by paragraph 3.4(b) as if the Foundation Partner were an ERISA Partner.

         3.6 UBTI MATTERS. The Partnership will seek to structure its Investments to avoid material amounts of unrelated business taxable income ("UBTI"), as such term is used in Sections 511 through 514 of the Code for Limited Partners that are "qualified organizations" as defined in Code Section 514(c)(9)(C).

         3.7 REIT MATTERS. The Partnership shall operate in a manner that does not jeopardize the status of BCP as a real estate investment trust ("REIT") under the Code, or result in the imposition of any federal income or excise taxes on BCP except and to the extent that the requirements of this Section 3.7 with respect to a particular Investment or other activity of the Partnership are specifically waived by BCP. Without limiting the foregoing, the Partnership shall cause: at least 95% of its gross income in each calendar year to consist of items described in Code Section 856(c)(2); at least 75% of its gross income in each calendar year to consist of items described in Code Section 856(c)(3); and the composition of its assets to satisfy the requirements of Code Section 856(c)(4) at the close of each calendar quarter. The foregoing shall not, however, have the effect of overriding any provision of Article 5 hereof. The Partnership shall not acquire any property described in Code Section 1221(1) unless the property is foreclosure property (as defined in Code Section 856(e)) or the Partnership does not expect to recognize gain upon the disposition of the property. The determination of whether any rental income is excluded from Code
Section 856(c)(2) or (3) by reason of Code Section 856(d)(2)(B) shall be made with reference to BCP. Any action of the General Partner to enforce or otherwise cause the Partnership to comply with the provisions of this Section shall not be deemed to be a breach of any fiduciary duty otherwise owed to the Partners and shall not require the approval of any Limited Partner or the Board of Advisors.

         3.8 EXPENSE REIMBURSEMENT. The Partnership shall reimburse the General Partner for the following (to the extent not directly paid by the Partnership):

                           (a) all Formation Expenses incurred by the General Partner or any BCP Affiliate on behalf of the Partnership, up to a maximum reimbursement equal to $1,000,000;

                           (b) the charges and expenses of maintaining the Partnership's bank accounts or of any banks, custodians or depositories appointed for the safekeeping of the Interim Investments or other property of the Partnership, including the costs of bookkeeping and accounting services; and

                           (c) all other expenses not specifically provided for in this Section 3.8 which are incurred by the General Partner or any BCP Affiliate in connection with operating the Partnership or performing the duties of the General Partner under this Agreement (which shall not include (i) office overhead of the General Partner, (ii) compensation of the General Partner's employees or (iii) travel expenses of the General Partner's employees that are not related to a specific Investment or proposed Investment).

         All Formation Expenses in excess of $1,000,000 and all fees of any finder or placement agent shall be paid by the General Partner and shall not be reimbursed by the Partnership.

         3.9 COINVESTMENTS.

                  (a) If the General Partner determines that the Partnership cannot, or should not, fund a Strategic Investment in its entirety, the Partnership may, during the Investment Period, coinvest with other parties, including Partners, Affiliates of Partners, independent third parties and BCP Affiliates, subject to the limitation set forth below in this Section 3.9, and enter into agreements committing the Partnership to enter into such coinvestments with such parties. The General Partner will provide reasonable notice to the Partners of any coinvestment opportunity involving the Partnership, and any coinvestment opportunity offered to any BCP Affiliate, any Partner, or any Affiliate of a Partner will initially be offered to all Partners in proportion to their Equity Interest Percentages. Any coinvestment between the Partnership and a BCP Affiliate will be on a PARI PASSU basis as to all terms and conditions, including without limitation, all rights, preferences and privileges.

                  (b) So long as the General Partner is a BCP Affiliate, no BCP Affiliate may exit a Strategic Investment in which the Partnership also has an investment prior to the Partnership except in the context of a merger, consolidation or sale of all or substantially all of the assets of such BCP Affiliate.

         3.10 OTHER PERMITTED BUSINESS.

                  (a) Except as otherwise limited by this Agreement, the General Partner and any BCP Affiliate may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments and serving as a general partner of other public or private real estate partnerships. Nothing in this Agreement shall be deemed to prohibit the General Partner or any BCP Affiliate from dealing or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, development or operation of real property or other assets of the type included within the definition of Strategic Investments and receiving compensation therefor. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.

                  (b) Following the Initial Closing, no BCP Affiliate (other than on behalf of the Partnership) will engage in businesses, or render services to others, that compete with the Partnership, until the earlier of:

                           (i) the first date on which an amount equal to 85% of the Partnership's Capital Commitments has been invested or committed for investment (in other than Interim Investments) by the Partnership; or

                           (ii) the expiration of the Investment Period.

Notwithstanding the foregoing, BCP Affiliates will be permitted at any time to manage and make investments related to any existing or future investments made by any BCP Affiliate in connection with the ventures entered into and assets acquired (or committed to be acquired) by any BCP Affiliate prior to the Initial Closing Date, or in connection with any additional investments made by any BCP Affiliate during any period of time that the exclusivity provisions described above are not in effect.

                  (c) Subject to Section 4.1(g), Messrs. Leventhal and Fortin will devote such time as is reasonably necessary to achieve the objectives of the Partnership and will be actively involved in the activities of the Investment Committee.

         3.11 EXCULPATION. Neither the General Partner, the members of the Board of Advisors, the members of the Investment Committee, nor any principal, heir, executor, administrator, partner, member, stockholder, employee, employer, officer, director, manager, successor or assign of any of them (each an "Indemnified Party") shall have any liability to the Partnership or to any Partner for any loss suffered by the Partner or the Partnership which arises out of any action or inaction of an Indemnified Party, unless such action or inaction (i) has an adverse effect upon the Partnership and (ii) (x) constitutes fraud, gross negligence or misconduct of such Indemnified Party, (y) was committed in bad faith or was the result of active and deliberate dishonesty on the part of such Indemnified Party, or (z) constitutes a material breach of this Agreement by the General Partner.

      3.12 INDEMNIFICATION. Subject to the limitations contained in this Section 3.12, the Partnership shall indemnify each Indemnified Party against all losses, liabilities, damages and expenses incurred by such Indemnified Party as a result of its status as such. Such indemnity shall cover, without implied limitation, judgments, settlements, fines, penalties and counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body, in which an Indemnified Party may be or may have been involved as a party or otherwise, or with which it may have been threatened, by reason of being or having been an Indemnified Party, or by reason of any act or omission on behalf of the Partnership; PROVIDED, HOWEVER, that an Indemnified Party shall not be entitled to indemnification pursuant to this
Section 3.12 with respect to any matter as to which such Indemnified Party shall have been finally adjudicated in any such action, suit or other proceeding, or otherwise by a court of competent jurisdiction, to have committed an act or omission (i) having an adverse effect upon the Partnership and (ii) (x) constituting fraud, gross negligence or misconduct, (y) which was committed in bad faith or was the result of active and deliberate dishonesty on the part of such Indemnified Party or (z) constituting a material breach of this Agreement by the General Partner. The right of indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which any Indemnified Party may be entitled and nothing contained in this Section 3.12 shall limit any lawful rights to indemnification existing independently of this Section 3.12.

         3.13 PAYMENT OF INDEMNIFICATION EXPENSES. Prior to any final disposition of any claim or proceeding with respect to which any Indemnified Party may be entitled to indemnification hereunder, the Partnership shall pay to the Indemnified Party, in advance of such final disposition, an amount equal to all expenses of said Indemnified Party reasonably incurred in the defense of said claim or proceeding so long as the Partnership has received a written undertaking of said Indemnified Party to repay the Partnership the amount so advanced if it shall be finally determined that said Indemnified Party was not entitled to indemnification hereunder. Any Person entitled to indemnification hereunder shall first seek recovery under any insurance policies by which such Person is indemnified or covered prior to such Person receiving any indemnification payment from the Partnership. Any Person entitled to indemnification hereunder shall also seek recovery under any other indemnity by which such Person is indemnified or covered or from any company in which the Partnership has or had an Investment, as the case may be. To the extent that the Partnership pays expenses on behalf of the Indemnified Party, and provided that such Indemnified Party has no continuing liability with respect to any claim or proceeding with respect to which such Indemnified Party may be entitled to indemnification hereunder, the Partnership shall be subrogated to the rights of such Indemnified Party to indemnification from another source.

         3.14 PARTNERSHIP CLASSIFICATION. The General Partner shall use all reasonable efforts to assure that the Partnership will be treated for federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. The Partnership shall not elect to be treated other than as a partnership for federal income tax purposes.


         3.15 RELIANCE BY THIRD PARTIES. Any contract, instrument or act of the General Partner on behalf of the Partnership shall be conclusive evidence in favor of any third party dealing with the Partnership that the General Partner has the authority, power, and right to execute and deliver such contract or instrument and to take such action on behalf of the Partnership. This Section 3.15 shall not be deemed to limit the liabilities and obligations of the General Partner as set forth in this Agreement.

4.       CAPITAL COMMITMENTS AND CONTRIBUTIONS

         4.1 PAYMENT OF CAPITAL CONTRIBUTIONS.

                  (a) Each Partner agrees to pay to the Partnership an aggregate amount in cash equal to its Capital Commitment, as set forth in SCHEDULE A hereto. The total aggregate Capital Commitments of all Partners shall not exceed five hundred million dollars ($500,000,000). All or any portion of each Partner's Capital Commitment shall be payable upon not less than ten (10) business days prior written notice from the General Partner (a "Contribution Call") in accordance with Section 4.1(c) below. Except as otherwise provided below in this Section 4.1, no Contribution Calls shall be made after the expiration of the period (the "Investment Period") commencing on the date of the Initial Closing and ending on the sooner of (i) the withdrawal of the General Partner from the Partnership, (ii) the occurrence of a Key Man Event, and (iii) the date which is twenty-four (24) months from the Initial Closing Date. Contribution Calls may be made at any time after the expiration of the Investment Period for the purpose of (x) paying amounts owing or that come due under any credit facility obtained by the Partnership, to the extent secured by such Capital Commitment, (y) funding investments in Strategic Investments with respect to which the Partnership has entered into a letter of intent, agreement in principal or definitive agreement prior to the expiration of the Investment Period or (z) enabling the Partnership to acquire a Defaulting Partner's Defaulted Interest pursuant to Section 4.2(b) below, provided that any such Contribution Calls must be made prior to the day that is the 181st calendar day following the last day of the Investment Period. No Partner shall have any right to make any Capital Contribution that has not been called by the General Partner pursuant to this Section 4.1.

                  (b) During the Investment Period, the General Partner may also make a Contribution Call solely to the Limited Partners with respect to any amounts previously distributed to the Limited Partners, to the extent such amounts represent Return of Capital Distributions, if such amounts were distributed by the Partnership (i) upon the disposition of any Strategic Investment, or (ii) in connection with a financing, as determined by the General Partner. In connection with any such Contribution Call on prior Return of Capital Distributions to the Limited Partners, the General Partner shall contribute an amount equal to the product of (i) the amount of such Contribution Call divided by the aggregate Equity Interest Percentage of the Limited Partners and (ii) the General Partner's Equity Interest Percentage.

                  (c) A Contribution Call shall be in the form of a written notice to all Partners, specifying the general purpose of such Contribution Call and, if such contribution is intended to be invested in a Strategic Investment, a general description of the Strategic

Investment, including, if applicable, its identity and location, an aggregate dollar amount and a date on which payment shall be due, which date shall be no less than ten (10) business days after the date of receipt of notice of such Contribution Call. Except as provided in Section 4.1(b), each Partner shall be required to contribute such Partner's Equity Interest Percentage of the Contribution Call. The General Partner may, subject to compliance with the requirement of ten (10) business days' advance notice for any increase in any Contribution Call, amend, delay or rescind Contribution Calls at any time prior to the payment due date thereof. The amendment, delay or rescission of a Contribution Call shall not affect or abridge the right of the General Partner to make any subsequent Contribution Call.

                  (d) Notwithstanding anything to the contrary above, each Limited Partner shall be required to make Additional Capital Contributions to the Partnership (each an "Additional Capital Contribution") (which shall not reduce the outstanding balance of such Partner's Capital Commitment), the aggregate amount of which for any period shall, for all Partners so obligated, equal the Partnership's obligation to make distributions to the General Partner pursuant to Section 5.10(g) for such period. For purposes of the preceding sentence, each Limited Partner's obligation to make Additional Capital Contributions shall commence as of the Initial Closing, whether such Partner was admitted and made its full Capital Commitment at the Initial Closing or at a Subsequent Closing. Each Limited Partner's obligation on account of its Additional Capital Contribution shall be determined in accordance with Section 4.1(e) below.

                  (e) (i) To the extent possible, each Limited Partner's obligation to make Additional Capital Contributions shall be funded from amounts otherwise distributable to such Partner pursuant to
         Section 5.10(c). In the event that, with respect to any period, the amount otherwise distributable to any Limited Partner pursuant to
         Section 5.10(c) with respect to any period is less than such Partner's obligation on account of its Additional Capital Contribution for such period, the amount of such deficit shall be paid to the Partnership within ten (10) business days of receipt by the Partner of notice from the General Partner.

                      (ii) With respect to each calendar quarter prior to the end of the Investment Period, each Limited Partner's Additional Capital Contribution shall be calculated by multiplying the daily weighted average amount of the aggregate Capital Commitment of such Limited Partner by a percentage (the "Applicable Percentage Rate"), which is determined as follows:

                           (1) If such Limited Partner is a Class A Limited
                  Partner, such Limited Partner's Applicable Percentage Rate shall be one-fourth of 1.50% (0.375%).

                           (2) If such Limited Partner is a Class B Limited
                  Partner, such Limited Partner's Applicable Percentage Rate shall be one-fourth of 1.25% (0.3125%).

With respect to each calendar quarter after the end of the Investment Period, each Limited Partner's Additional Capital Contribution shall be calculated by multiplying (i) the daily weighted average amount of such Limited Partner's Unreturned Capital Contributions for such period and (ii) such Limited Partner's Applicable Percentage Rate. With respect to the first and last calendar quarters with respect to which the Limited Partners are obliged to make Additional Capital Contributions, the amounts of their Additional Capital Contributions shall be pro rated in the manner specified in the last sentence of Section 5.10(g)(i). Notwithstanding the foregoing, the Limited Partners' obligations to make Additional Capital Contributions shall be reduced by the amount of reduction in the Quarterly GP Priority Distribution Amount under Section 5.10(g)(iii), allocated among the Limited Partners in proportion to their relative obligations to make Additional Capital Contributions.

                      (iii) Notwithstanding the foregoing, no Limited Partner shall make any Additional Capital Contribution prior to the final Subsequent Closing. The amount of any Additional Capital Contribution that would have been payable by a Limited Partner but for the provisions of this Section 4.1(e)(iii) shall be added to, or increase the amount of, the first Additional Capital Contribution obligation of such Limited Partner on or following the final Subsequent Closing.

                      (iv) Neither the provisions of this Section 4.1(e), nor the failure of any Limited Partner to make any Additional Capital Contributions, shall impair or otherwise modify the Partnership's obligation to make allocations or distributions to the General Partner pursuant to Section 5.9(a) or Section 5.10(g).

                      (v) Notwithstanding any provision in Section 4.1(d) or this Section 4.1(e) to the contrary, the General Partner at its sole discretion may defer the Limited Partners' Additional Capital Contributions (or the withholding thereof from Partnership distributions) for any quarter and use funds from other sources (including without limitation Partnership borrowings) to make the distributions required by Section 5.10(g). Any such deferred Additional Capital Contributions may be paid out of amounts otherwise distributable to the Limited Partners under Section 5.10(c) as and when determined by the General Partner or shall be paid to the Partnership by each Limited Partner within ten (10) business days of receipt by the Partner of notice from the General Partner.

                  (f) Each Limited Partner and the General Partner shall grant to the Partnership a security interest in its Equity Interest securing payment of its Capital Commitment. Each Limited Partner agrees to execute such security agreements and UCC financing statements as the General Partner may reasonably request to perfect such security interest, and the General Partner shall execute and file an agreement and statement in a form substantially similar to that required of the Limited Partners. Without the unanimous written consent of all Limited Partners, neither the Partnership nor the General Partner, nor any other party, may assign, re-pledge or re-grant a security interest in any Limited Partner's Equity Interest in the Partnership to any third party, and any assignment, re-pledge or re-grant in violation of this Section 4.1(f) shall be null and void and have no force or effect. Except as provided above, no Limited Partner shall pledge or grant a security interest in its Equity Interest without the prior approval of the General Partner, such approval to be granted or withheld at the sole discretion of the General Partner.

                  (g) If at any time prior to the expiration of the Investment Period, both Alan M. Leventhal and Lionel P. Fortin are no longer actively involved in the affairs of the Partnership on the basis contemplated by Sections 3.10(b) and (c), a "Key Man Event" will occur. Upon the occurrence of such Key Man Event, the General Partner shall promptly give notice to the Limited Partners of the Key Man Event, and the Investment Period will terminate upon the delivery of such notice.

                  (h) In connection with any Partnership borrowings, the General Partner shall be authorized to pledge, mortgage, assign, transfer and grant security interests in the right to initiate and collect the Capital Commitments of the Partners hereunder. Each Limited Partner shall promptly execute and deliver appropriate estoppel certificates and parent entity guarantees (to the extent required by lenders to the Partnership) and deliver required opinions of counsel regarding the due formation, valid existence and good standing of such Limited Partner and the due authorization, valid execution and delivery of its Subscription Agreement and this Agreement and any documents executed in connection with any such borrowing and shall execute such other instruments and take such other action as the General Partner or such lender may reasonably require in order to effectuate any such borrowings by the Partnership. Each Limited Partner shall also use best efforts to provide to the Partnership and to the lender, if necessary, information and representations necessary to ensure that the lending arrangement will not constitute a non-exempt "prohibited transaction" under ERISA. Nothing in this Section 4.1(h) shall require any Limited Partner to take any action that would cause such Partner to assume personal liability to the Partnership in an amount which exceeds such Limited Partner's uncontributed Capital Commitment. In the event that, as a result of any such pledge, mortgage, assignment, transfer or grant of security interest a Limited Partner makes a payment directly to a lender as required pursuant thereto, such payment shall be deemed to be a Capital Contribution of such Limited Partner to the Partnership.

         4.2 DEFAULTING PARTNERS.

                  (a) If a Limited Partner fails to pay any installment of its Capital Commitment when due or fails to make any Additional Capital Contribution under Section 4.1(d) when due, a notice of default shall be given to such Limited Partner by the General

Partner by facsimile transmission, hand delivery or by certified or registered mail, each of which is to be confirmed by telephone by the General Partner. If the installment or Additional Capital Contribution is not received by the Partnership within five (5) business days after the receipt of such notice of default, such amount shall bear interest payable to the Partnership at a rate of 18% per annum or, if lower, the highest rate of interest permitted under applicable law, from and after the original due date of such installment or Additional Capital Contribution (the "Default Date") until the earliest of either (i) the payment of such installment or Additional Capital Contribution, including any interest accruing under this Section 4.2(a), (ii) the purchase of such Defaulting Partner's Defaulted Interest (as defined below) under Section 4.2(b), or (iii) the conclusion of foreclosure proceedings under Section 4.2(d). Any interest paid by a Defaulting Partner pursuant to this Section 4.2(a) shall not be treated as a Capital Contribution but shall be treated as income of the Partnership. Notwithstanding any other provision of this Agreement, a Defaulting Partner's obligation to pay any due and unpaid installment of its Capital Commitment or due and unpaid Additional Capital Contribution under this Section 4.2(a) shall comply with all requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(C), such that the Defaulting Partner shall have a deficit restoration obligation within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(C).

                  (b) In addition to, and not in limitation of the foregoing, upon ten (10) days' written notice to any Partner which becomes a Defaulting Partner (and provided that such default has not been cured by the Defaulting Partner within such 10-day period), the General Partner, in its sole discretion, may:

                           (i) offer to all non-defaulting Limited Partners the right to acquire (subject to the terms of Article 7 hereof) all or any portion of the Defaulting Partner's Defaulted Interest;

                           (ii) in the event that the entire Equity Interest of the Defaulting Partner in the Partnership (a "Defaulted Interest") is not acquired by the Limited Partners pursuant to clause (i) above, cause the Partnership to acquire all or a portion of the portion of such Defaulting Partner's Defaulted Interest in the Partnership not so acquired; PROVIDED, HOWEVER, that the aggregate amount of the Defaulting Partner's Defaulted Interest purchased by the Limited Partners pursuant to clause (i) and by the Partnership pursuant to this clause (ii) must be equal to the entire Defaulted Interest of the Defaulting Partner, unless the remainder of such Defaulted Interest is acquired pursuant to clause (iii) below; and/or

                           (iii) in the event that the entire Defaulted Interest of the Defaulting Partner is not acquired by the Limited Partners pursuant to clause (i) above and/or by the Partnership pursuant to clause (ii) above, designate one or more third parties, which parties may be Limited Partners, to acquire (subject to the terms of Article 7 hereof) all, but not less than all, of the Defaulting Partner's Defaulted Interest not so acquired.

                  A copy of any notice provided to a Defaulting Partner pursuant to this Section 4.2(b) shall be transmitted promptly to all other Partners. In the event that a Defaulting Partner shall pay any overdue installment of its Capital Commitment or overdue Additional Capital Contribution, plus interest in accordance with paragraph (a), prior to the expiration of the above-referenced 10-day notice period, such Partner shall cease to be a Defaulting Partner and the remedies provided in this paragraph (b) and in paragraph (d) shall not be available with respect thereto.

                  (c) With respect to any acquisition made pursuant to subsection (b) above, the aggregate consideration payable to the Defaulting Partner shall be a cash payment in an amount equal to 70% of such Defaulting Partner's Estimated Value Capital Account; and each acquiring party shall be obligated, severally and not jointly, to pay its PRO RATA portion of such consideration based on the percentage of the Defaulting Partner's Defaulted Interest acquired by such party. In the event that the General Partner exercises its right to cause the Partnership to acquire a Defaulting Partner's Defaulted Interest pursuant to subsection (b)(ii) above, for purposes of determining each Partner's liability for any resulting Contribution Calls made in connection therewith, the Equity Interest Percentages of the Partners shall be calculated assuming that the Partnership's proposed purchase of all or a portion of the Defaulted Interest has been completed.

                  (d) In addition to, or in lieu of, and not in limitation of any of the foregoing, upon termination of the 10-day period provided in paragraph (b) above, the General Partner, in its sole discretion, may commence proceedings to collect any due and unpaid installment of the Defaulting Partner's Capital Commitment or Additional Capital Contribution, as applicable, (plus interest in accordance with paragraph (a) above) and the expenses of collection, including court costs and attorneys' fees and disbursements.

                  (e) Any actions taken by the General Partner or the Partnership pursuant to paragraphs (a) through (d), inclusive, of this Section
4.2 shall be in addition to and not in limitation of any other rights or remedies that the Partnership may have against the Defaulting Partner, including, but not limited to, the right to hold the Defaulting Partner responsible for any damages or liabilities (including attorneys' fees) to which the Partnership may be subjected (in whole or in part) as a result of the default by the Defaulting Partner.

                  (f) Each Limited Partner hereby agrees that, in the event that such Limited Partner shall fail to pay when due any installment of its Capital Commitment or Additional Capital Contribution, as applicable, required pursuant to Section 4.1 and the General Partner elects to pursue any remedy set forth in paragraph (b) above, such Limited Partner shall sell, assign, transfer and convey to the Partnership, any designee of the General Partner or any and all Limited Partners making the election contemplated by subparagraph (b), its entire Equity Interest in the Partnership in consideration of the amount determined in accordance with the provisions of paragraph (c) of this Section 4.2.

                  (g) So long as a Defaulting Partner remains a Defaulting Partner, such Partner shall not be entitled to exercise any voting rights otherwise granted to such Partner under this Agreement.

         4.3 REQUIREMENTS FOR ADMISSION AS LIMITED PARTNER. Each Person desiring to become a Limited Partner upon the Initial Closing Date or the date of any Subsequent Closing shall execute and deliver to the General Partner a subscription agreement (a "Subscription Agreement") and such other documents as shall be deemed reasonably appropriate by the General Partner. Under such Subscription Agreement and other documents, such subscriber shall, subject to acceptance of its subscription by the General Partner, execute and agree to be bound by this Agreement.

         4.4 ADMISSION OF LIMITED PARTNERS.

                  (a) Each Limited Partner admitted to the Partnership pursuant to this Article 4 shall become a Limited Partner on the Initial Closing Date or on the date of any Subsequent Closing, as applicable. To the extent any BCP Affiliate acquires an interest in the Partnership as a Limited Partner, such interest shall be treated as a Limited Partner interest in all respects, except as otherwise specified in this Agreement.

                  (b) Additional Limited Partners may be admitted to the Partnership after the Initial Closing Date as follows:

                      (i) After the Initial Closing Date, the General Partner may admit additional Limited Partners, or accept additional Capital Commitments from existing Limited Partners, at one or more additional closings (each a "Subsequent Closing") to be held on or prior to that date that is 180 days after the Initial Closing Date (or, if such date is not a business day, the next business day). In connection with any Subsequent Closing, newly admitted Limited Partners, and existing Limited Partners that increase their Capital Commitments, will each be required to make payments equal to the Catch-up Payment plus Catch-up Interest (calculated from each date on which the existing Limited Partners made any prior Capital Contributions), which amounts will be paid to the existing Limited Partners, PRO RATA, in proportion to each such Partner's Equity Interest Percentage immediately prior to such Subsequent Closing. Any Catch- up Payment and Catch-up Interest paid to the Predecessor(s) In Interest, pursuant to this Section 4.4(b), shall be treated as a payment to such Predecessor(s) In Interest with respect to a sale of a portion of their Equity Interests in the Partnership. The portion of the Equity Interest in the Partnership sold by each Predecessor In Interest shall be a portion equal to the percentage obtained by dividing the amount of the Catch-up Payment made to such Predecessor In Interest by the aggregate amount of the Capital Contributions made by such Predecessor In Interest immediately prior to such Subsequent Closing. The General Partner may, in its discretion, make an election pursuant to Section 754 of the Code.

                      (ii) In connection with each Subsequent Closing, the General Partner shall modify SCHEDULE A and the books and records of the Partnership to accurately reflect the Capital Contributions, Capital Commitments subject to call and Capital Account and Return Account balances of all Partners, determined as of the time of such Subsequent Closing. The Capital Commitment of each existing Partner shall not be increased, or decreased, by any Catch- Up Payment or Catch-Up Interest received. The Capital Contributions (and Return Account balances) of each existing Partner shall be reduced by the amount of any Catch-Up Payment received (I.E., such Capital Contributions are attributable to the interest in the Partnership that was sold). In computing the Capital Commitments subject to call set forth on SCHEDULE A, Catch-up Payments made by a Partner shall be treated as Capital Contributions by such Partner.

                      (iii) In connection with each Subsequent Closing, the Equity Interest Percentage of the General Partner shall be redetermined. Further, to the extent of any cash contributed by the General Partner pursuant to Section 4.1 hereof, the General Partner shall be entitled to a distribution in an amount equal to the excess of (A) the aggregate Capital Contributions made by the General Partner immediately prior to such Subsequent Closing over (B) the aggregate Capital Contributions which would have been made by the General Partner if the redetermined Equity Interest Percentage with respect to the General Partner had been the Equity Interest Percentage attributable to such interest as of the Closing Date (calculated to take into account the reduction in the aggregate Capital Contributions to the Partnership resulting from any distribution to the General Partner under this Section 4.4(b)(iii) and any distribution to a Fixed-Percentage Partner under Section 4.4(b)(vii) below). The amount of the Capital Contributions of the General Partner shall be reduced by the amount of any distributions made under this Section 4.4(b)(iii).

                      (iv) To the extent the General Partner has been allocated income, gain, loss or deduction for periods prior to the Subsequent Closing in excess of an amount equal to the product of (A) the ratio of (i) the income, gain, loss or deduction allocated to all other Partners divided by (ii) one hundred percent less the Equity Interest Percentage of the General Partner as redetermined at such Subsequent Closing, multiplied by (B) the Equity Interest Percentage of the General Partner as redetermined at such Subsequent Closing, such excess amount (or chargebacks thereof, including chargebacks of chargebacks) shall be disregarded in applying the "charge-back" provisions of Sections 5.2(a) and (d) and Section 5.3(a) hereof, but only to the extent necessary to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder.

                      (v) For purposes of Article 5 hereof, any item of income, gain, loss, or deduction previously allocated pursuant to Article 5 hereof, as well as any amounts credited or debited to the Return Account, in each case with respect to any portion of an Equity Interest sold for a Catch-Up Payment pursuant to Section 4.4(b)(i) shall be deemed attributable to such transferred interests. Subject to Section 5.8, in the event that as of any Subsequent Closing the Limited Partners include both Class A Limited Partners and Class B Limited Partners, the General Partner may equitably adjust the portion of the Equity Interest treated as sold by each

Predecessor In Interest to each newly admitted Limited Partner (or existing Limited Partner increasing its Capital Commitment) if and to the extent necessary for the Capital Accounts of the Limited Partners immediately following the Subsequent Closing to more closely reflect the different rates at which net income is specially allocated away from Class A Limited Partners and Class B Limited Partners under Section 5.9(a) (E.G., 1.25% versus 1.50%).

                      (vi) Notwithstanding the other provisions of this Section 4.4(b), in order to prevent certain economic distortions that might otherwise occur, any Limited Partner that is treated as the same taxpayer as the General Partner for federal income tax purposes shall be treated in the same manner as the General Partner under this Section 4.4(b), and references to the General Partner in the other provisions of this Section 4.4(b) shall include any such Limited Partner.

                      (vii) Notwithstanding the foregoing, any Limited Partner (other than a Limited Partner treated in the same manner as the General Partner under Section 4.4(b)(vi)) who has committed at the Initial Closing, or at a prior Subsequent Closing, to maintain a Capital Commitment equal to a fixed percentage of the Capital Commitments to the Partnership (whether or not subject to a cap, a "Fixed-Percentage Partner") shall not be treated as acquiring an additional interest in the Partnership for purposes of this Section 4.4(b) to the extent that its Capital Commitment increases to maintain its agreed Equity Interest Percentage. Accordingly, to that extent, a Fixed-Percentage Partner shall not be required to make a Catch-Up Payment or pay Catch-Up Interest at any Subsequent Closing after the Closing at which the Fixed-Percentage Partner became a Fixed-Percentage Partner. A Fixed Percentage Partner shall be entitled to receive any Catch-Up Payments or Catch-Up Interest if, and only to the extent that, its Equity Interest Percentage is reduced at a Subsequent Closing. At any Subsequent Closing at which a Fixed-Percentage Partner's Capital Commitment increases to maintain its Equity Interest Percentage, the Fixed-Percentage Partner shall, like the General Partner, be entitled to a distribution in an amount equal to the excess of (A) the aggregate Capital Contributions made by the Fixed-Percentage Partner immediately prior to such Subsequent Closing over
(B) the product of the Fixed-Percentage Partner's Equity Interest Percentage of the aggregate Capital Contributions to the Partnership (calculated to take into account the reduction in the aggregate Capital Contributions to the Partnership resulting from any distribution to the General Partner under Section 4.4(b)(iii) and any distribution to a Fixed-Percentage Partner under this Section 4.4(b)(vii); provided that the Fixed Percentage Partner shall not be entitled to such distribution with respect to any portion of its Equity Interest for which it is entitled to receive a Catch-Up Payment or Catch-Up Interest (for example, if a Fixed Percentage Partner with a capped commitment were diluted as a result of reaching its cap at a Subsequent Closing). The amount of the Capital Contributions of the Fixed-Percentage Partner shall be reduced by the amount of any distributions made under this Section 4.4(b)(vii).

The provisions of this Section 4.4(b) are illustrated in EXHIBIT B hereto.

                  (c) After the date which is 180 days after the Initial Closing Date (or, if such date is not a business day, the next business day), no new Limited Partner shall be admitted to the Partnership except (A) pursuant to
Section 4.2 hereof, (B) as a substitute Limited Partner in accordance with
Article 7 hereof, or (C) on such terms and conditions as have received the prior written consent of the Partners representing a Voting Interest of the Partners in excess of 50% and the approval of the General Partner.

                  (d) The admission of a Person to the Partnership that would cause the Partnership to be an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended, shall be void AB INITIO and shall not bind or be recognized by the Partnership.

                  (e) The admission of a new Limited Partner or Limited Partners or the acceptance by the Partnership of an additional Capital Commitment with respect to one or more existing Partners, shall not cause the dissolution or termination of the Partnership.

         4.5 INTEREST.

         Except as provided in Section 4.4(b) with respect to Catch-up Interest, no Partner shall be entitled to receive any interest on any Capital Contributions to the Partnership.

         4.6 ASSIGNEES.

         Subject to Section 4.4(b), any reference in this Agreement to the Capital Commitment or Capital Contribution of a Partner who is an assignee of all or a portion of an Equity Interest shall include the Capital Commitment and Capital Contribution of the assignor (or a PRO RATA portion thereof in the case of an assignment of less than the entire Equity Interest of the assignor).


5.       CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

         5.1 CAPITAL ACCOUNTS.

                  (a) A separate capital account (each a "Capital Account") shall be maintained for each Partner in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 5.1 shall be interpreted and applied in a manner consistent therewith. Whenever the Partnership would be permitted to adjust the Capital Accounts of the Partners pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(F) to reflect revaluations of Partnership property, the Partnership may so adjust the Capital Accounts of the Partners, and the Partnership shall so adjust the Capital Accounts when so permitted to the extent necessary to comply with the requirements of Section 514(c)(9)(E) of the Code. In the event that the Capital Accounts of the Partners are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(F) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(G) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article 5. In the event that Code
Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(G) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

                  (b) Notwithstanding any provision herein to the contrary, any fees, expenses or other costs of the Partnership that are required to be paid by the General Partner without reimbursement, pursuant to Section 3.8 or otherwise, and that are required to be treated as capital contributions to the Partnership for purposes of the Treasury Regulations promulgated under Section 704(b) of the Code, shall be added to the balance of the General Partner's Capital Account.

         5.2 ALLOCATION OF NET INCOME.

         After making special allocations, if any, required by Sections 5.5, 5.6, 5.9 and 8.6, remaining net income for any Fiscal Year or portion thereof shall be allocated among the Partners in the following order and priority:

                  (a) First, to the Partners, in reverse order of, and in proportion to, the amounts of net loss allocated to the Partners under Section 5.3(c) until the excess of (i) the aggregate amount of net loss allocated to such Partners pursuant to Section 5.3(c) for all Fiscal Years over (ii) the aggregate amount of net income allocated pursuant to this Section 5.2(a) for all Fiscal Years is equal to zero;

                  (b) Second, to the Partners, PRO RATA, in proportion to their Equity Interest Percentages until the excess of (i) the aggregate amount of net loss allocated pursuant to Section 5.3(b) for all Fiscal Years over (ii) the aggregate amount of net income allocated pursuant to this Section 5.2(b) for all Fiscal Years is equal to zero;

                  (c) Third, subject to 5.2(d) and 5.9(a) below, to each Partner, PRO RATA, in proportion to their Equity Interest Percentages; and

                  (d) Fourth, subject to Section 5.9(a) below, as determined on a Partner-by-Partner basis, once a Limited Partner has received cumulative allocations of income pursuant to Section 5.2(c) equal to the sum of the amount of (i) net loss allocated to the Limited Partner pursuant to 5.3(a) that was a "chargeback" of prior allocations of net income under

Section 5.2(c) and (ii) the Limited Partner's Return Income Element calculated to date, net income that would otherwise be allocated to the Limited Partner pursuant to Section 5.2(c) shall be allocated:

                           (A) 50% to the Limited Partner and 50% to the General Partner until the cumulative net income allocated to the General Partner with respect to the Limited Partner pursuant to this Section 5.2(d) for all Fiscal Years (net of related chargebacks under Section 5.3(a) to the General Partner) equals 20% of the sum of (i) the cumulative net income allocated both to the Limited Partner and to the General Partner with respect to the Limited Partner pursuant to this
         Section 5.2(d) for all Fiscal Years (net of related chargebacks under Section 5.3(a)) and (ii) the cumulative net income allocated to the Limited Partner pursuant to Section 5.2(c) for all Fiscal Years (net of related chargebacks under Section 5.3(a) to the Limited Partner), and

                           (B) thereafter, 80% to the Limited Partner and 20% to the General Partner.

         5.3 ALLOCATION OF NET LOSS.

                  After making special allocations, if any, required by Sections 5.5, 5.6, 5.9 and 8.6, remaining net loss shall be allocated among the Partners in the following order and priority:

                  (a) First, to the Partners in same ratio, and in the reverse order of priority, in which net income was allocated pursuant to Sections 5.2(c) and (d) and Section 5.9(a) for all prior Fiscal Years until the excess of (i) the aggregate amount of net income allocated pursuant to Sections 5.2(c) and (d) and 5.9(a) for all Fiscal Years with respect to each Partner over (ii) the aggregate amount of net loss allocated pursuant to this Section 5.3(a) for all Fiscal Years with respect to each Partner is equal to zero;

                  (b) Second, to the Partners, PRO RATA, in proportion to their Equity Interest Percentages; and

                  (c) No allocation of net loss shall be made pursuant to Sections 5.3(a) or (b) to the extent that it causes or increases a deficit balance in any Partner's Adjusted Capital Account. To the extent any allocation of net loss would cause the Adjusted Capital Account Balance of any of the Limited Partners to have a deficit balance, such net loss shall be allocated to the Limited Partners with positive balances in their Adjusted Capital Accounts in proportion therewith and any remaining amount of such net loss shall be allocated to the General Partner, but only to the extent such allocation of net loss does not cause or increase a deficit balance in the General Partner's Adjusted Capital Account.

         5.4 TREATMENT OF CERTAIN AFFILIATED PARTNERS.

         For purposes of maintaining Capital Accounts, and only to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, or as otherwise required to comply with the requirements of Section 514(c)(9)(E) of the Code, any Partner that is a disregarded entity for federal income tax purposes and is treated as the same taxpayer (or part of the same taxpayer) as any other Partner shall be treated as a single Partner. Except as otherwise required to comply with the requirements of Section 514(c)(9)(E) of the Code, such Partners shall be treated as distinct and separate Partners for all other purposes of this Agreement.

         5.5 MINIMUM GAIN CHARGEBACKS AND NON-RECOURSE DEDUCTIONS.

                  (a) Notwithstanding any other provisions of this Agreement, in the event there is a net decrease in Partnership Minimum Gain during a Fiscal Year, the Partners shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and any Partner's share of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704- 2(g)(1). This Section 5.5(a) is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

                  (b) Notwithstanding any other provision of this Agreement, non-recourse deductions shall be allocated to the Partners, PRO RATA, in proportion to their Equity Interest Percentages. "Non-recourse deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

                  (c) Notwithstanding any other provisions of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, loss or deduction of the Partnership that are attributable to a nonrecourse debt of the Partnership that constitutes "partner nonrecourse debt" as defined in Treasury Regulations Section 1.704-2(b)(4) (including chargebacks of partner nonrecourse debt minimum gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 5.5(c) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

         5.6 QUALIFIED INCOME OFFSET.

         Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(D)(4),
(5) or (6) that causes or increases a deficit balance in its Adjusted Capital Account shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations
Section 1.704-1(b)(2)(ii)(D), such deficit balance as quickly as possible.

         5.7 CODE SECTION 704(b) ALLOCATIONS. The allocation provisions contained in this Article 5 are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith.

         5.8 CODE SECTION 514(c)(9)(E) ALLOCATIONS.

         It is the intention of the Partners that this Agreement provide for allocations to comply with the requirements of Code Section 514(c)(9)(E) and Treasury Regulations promulgated thereunder, and the Partners agree that all interpretations of this Agreement shall be made accordingly. In the event that the General Partner is Removed or Withdraws, special allocations of income and gain under Section 8.6, and any other allocations the amount of which is affected by allocations under Section 8.6, shall be made in a manner that complies with Code Section 514(c)(9)(E) and achieves, as closely as possible, the intended reduction in the former General Partner's Carried Interest.

         5.9 SPECIAL ALLOCATIONS; OTHER ALLOCATION PROVISIONS.

                  (a) With respect to each Limited Partner, net income otherwise allocable to or with respect to a Limited Partner pursuant to Section 5.2(c) or
(d) for a Fiscal Year (or portion thereof) shall be allocated first to the General Partner until the cumulative allocations of net income to the General Partner with respect to such Limited Partner pursuant to this Section 5.9(a) for all Fiscal Years (net of related chargebacks under Section 5.3(a) to the General Partner) equals the aggregate amount of Additional Capital Contributions required to be made by such Limited Partner for such period and all prior periods, determined without regard to Section 4.1(e)(iii), whether or not actually paid by the Limited Partner and whether or not funded out of distributions otherwise payable to the Limited Partner or by Additional Capital Contributions by the Limited Partner, and the remaining balance of such net income shall be allocated either to the Limited Partner under Section 5.2(c) or between the Limited Partner and the General Partner under Section 5.2(d), whichever applies.

                  (b) If any amounts are required to be added to the General Partner's Capital Account pursuant to Section 5.1(b), items of loss and deduction shall be allocated to the General Partner to the extent permitted by Treasury Regulations Sections 1.514(c)-2(f) and (g) (or as otherwise permitted by Section 514(c)(9)(E) of the Code and the Treasury Regulations thereunder), and net income otherwise allocable to the General Partner pursuant to Section 5.2(d) or Section 5.9(a) shall instead be allocated to the Limited Partners, in the aggregate amount of such additions to the General Partner's Capital Account so that, to the maximum extent possible, the Capital Account of each Partner equals the Capital Account it would have if (i) such amounts were not added to the General Partner's Capital Account and (ii) this Section 5.9(b) were not included in this Agreement. Any allocations pursuant to this Section 5.9(b) shall comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations thereunder.

                  (c) The allocations set forth in Sections 5.3(c), 5.5 and 5.6 (the "Regulatory Allocations") are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account as provided for in the following two sentences. Income, gain, loss and deduction shall be reallocated to the extent that such reallocation causes the net aggregate amount of allocations of income, gain, deduction and loss to each Partner to be equal to or more closely approximate the net aggregate amount of such items that would have been allocated to each such Partner if the Regulatory Allocations had not occurred (taking into account any anticipated allocations under Section 5.2(a)); PROVIDED, HOWEVER, that such reallocations shall be made only if and to the extent they are consistent with the requirements of Code Section 514(c)(9)(E) and Treasury Regulations Section 1.514(c)-2. This Section 5.9(c) shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible but consistent with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this
Section 5.9(c).

                  (d) Notwithstanding the provisions of Sections 5.2, 5.3 and 5.9(c), but subject to and only to the extent permitted by the requirements of
Section 5.7 and the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations thereunder, items of income, gain, loss and deduction for any Fiscal Year or portion thereof in which the Partnership makes a distribution pursuant to Section 5.10(f), and to the extent permissible the immediately preceding year, shall be allocated so that to the extent possible each Partner receiving distributions under Section 5.10(f) receives the same distributions that it would receive if distributions governed by Section 5.10(f) were instead made under Sections 5.10(c) and 5.10(g) (as modified, if applicable, by Sections 8.6 and 8.7) provided, that with respect to the General Partner, allocations of income under this Section 5.9(d) to provide the General Partner with distributions under Section 5.10(f) equal to the distributions that would otherwise be payable to the General Partner under Section 5.10(g) shall be made solely with net income (if any) remaining after (i) the allocations required under Sections 5.5 and 5.6 and (ii) reducing the net income otherwise available by any remaining excess of the amount described in clause (i) of Section 5.2(b) over the amount described in clause (ii) of Section 5.2(b).

                  (e) Any elections or other decisions relating to the allocations of Partnership items of income, gain, loss, deduction or credit shall be made by the General Partner in any manner that reasonably reflects the purpose and intent of this Agreement.

         5.10 DISTRIBUTIONS.

                  (a) NET CASH FLOW FROM OPERATIONS. Net cash flow from operations or other cash available for distribution (other than Disposition Proceeds) in excess of working capital requirements (including reserves), as reasonably determined by the General Partner, shall be distributed to the Partners quarterly in accordance with the provisions of Section 5.10(c) below;

provided that no distributions (other than distributions pursuant to Section 5.10(g)) shall be made pursuant to this Section 5.10 prior to the final Subsequent Closing.

                  (b) PROCEEDS FROM CAPITAL TRANSACTIONS.

                           (i) All Disposition Proceeds with respect to an Investment in excess of reasonable reserves for the Partnership's future capital requirements for the operation, maintenance, preservation, and/or enhancement of the Partnership's then-existing Strategic Investments shall be distributed to the Partners quarterly (or more frequently in the sole discretion of the General Partner) in accordance with the provisions of Section 5.10(c) below.

                           (ii) Notwithstanding the provisions of Section 5.10(b)(i) above, during the Investment Period, in the sole discretion of the General Partner, all Disposition Proceeds with respect to an Investment which are not in excess of the aggregate of all Partners' Investment Amounts with respect to such Investment may either be retained by the Partnership or distributed to the Partners in accordance with the provisions of Section 5.10(c) below.

                  (c) DISTRIBUTIONS. Subject to the provisions of Section 5.10(d), Section 5.10(f) and Section 5.10(g), all distributions shall be made in the following manner:

                           (i) First, to the Partners, PRO RATA, in proportion to their Equity Interest Percentages; and

                           (ii) Second, notwithstanding the provisions of
         Section 5.10(c)(i) above, at any time that a Limited Partner's Return Account is equal to zero, distributions that would otherwise be made to such Limited Partner pursuant to Section 5.10(c)(i) shall instead thereafter be made in the following manner:

                                    (A) 50% to the Limited Partner and 50% to
                  the General Partner UNTIL the General Partner, pursuant to this clause (ii) with respect to the Limited Partner, has received 20% of the sum of (1) all distributions made by the Partnership to the Limited Partner in excess of the Limited Partner's Capital Contributions plus (2) all distributions made to the General Partner pursuant to this Section 5.10(c)(ii) with respect to the Limited Partner; and

                                    (B) THEREAFTER, 80% to the Limited Partner
                  and 20% to the General Partner.

The provisions of this Section 5.10(c) and Section 5.10(g) are illustrated in EXHIBIT C hereto.

                  (d) SPECIAL TAX DISTRIBUTION. Notwithstanding anything to the contrary above, if a Partner's Total Tax Liability with respect to net income allocated to the Partner pursuant to Section 5.2 (which shall not include
Section 8.6) for any Fiscal Year exceeds the distributions to the Partner pursuant to Section 5.10(c) during such Fiscal Year, then the Partnership shall distribute an amount equal to the shortfall to the Partner (a "Special Tax Distribution"); provided that cash is available for the distribution without the sale of capital assets or refinancing for the purpose of such distribution. To the extent that cash is not available to make a Special Tax Distribution to each Partner, any available cash will be distributed among the Partners in proportion to the amounts distributable under this Section 5.10(d). Any Special Tax Distribution to a Partner shall reduce the Partner's right to future distributions pursuant to Section 5.10(c) by an equal amount.

For purposes of the computation required by this Section 5.10(d), the net income allocated to a Partner pursuant to Section 5.2 shall be deemed to be reduced by any prior net loss allocated to the Partner pursuant to Section 5.3 that: (i) was made in a Fiscal Year after the last Fiscal Year for which a distribution was made to the Partner under this Section 5.10(d); and (ii) was a "chargeback" of prior net income allocated to the Partner pursuant to Section 5.2. Capital losses included in any such prior net losses shall be included in the computation only to the extent of subsequent capital gains. The "Total Tax Liability" shall be determined by assuming an effective tax rate equal to the maximum federal (net of any deduction for Massachusetts tax) and Massachusetts income tax rate applicable to individuals without consideration of the effect of any deductions, offsets or credits available to the Partner (or its direct or indirect partners or members) from other sources, and shall be appropriately adjusted to take into account the different tax rates that may be in effect for different taxable years.

                  (e) DISTRIBUTIONS IN KIND. Except as permitted by this Section 5.10(e) and Section 3.2(h), the General Partner shall not make in-kind distributions.

                           (i) (A) Prior to the termination and liquidation of the Partnership, except as provided in Section 5.10(e)(ii) and (iii), the General Partner may elect to make any distribution to a Partner hereunder, either wholly or partially, in securities for which a public market (National Exchange or NASDAQ National Market) exists and which may be traded by the Limited Partners without restrictions; and (B) upon the termination and liquidation of the Partnership, the Liquidating Agent may, if it so determines, distribute restricted securities and other assets of the Partnership in-kind to the Partners in accordance with Section 5.10(f).

                           (ii) Notwithstanding the provisions of Section 5.10(e)(i)(A), no in-kind distribution shall be made to an ERISA Partner or BHC Partner unless: (A) notice is given to such ERISA Partner or BHC Partner at least ten (10) business days prior to the in-kind distribution date; and (B) the ERISA Partner or BHC Partner does not deliver to the General Partner, at least five (5) business days prior to such distribution date, an opinion of counsel, in form and substance reasonably satisfactory to the General Partner and signed by counsel reasonably satisfactory to the General Partner (which may include an opinion of a nationally recognized counsel or in-house counsel regularly employed by a Limited Partner with expertise in the subject matter of such opinion), stating that (x) in the case of an ERISA Partner, receiving or holding such property by the ERISA Partner would be materially likely to result in a violation of ERISA or
         (y) in the case of a BHC Partner, under then current Federal Reserve Board policy and practice, the BHC Partner would not receive approval to hold assets contemplated by such in-kind distribution or the BHC Partner would be likely to result in a violation of applicable law or regulation by receiving and holding assets contemplated by such distribution. In the event that such ERISA Partner or BHC Partner provides the General Partner with such an opinion of counsel in a timely manner, such ERISA Partner or BHC Partner (such Limited Partner to be referred to as the "Electing Limited Partner") shall be entitled to receive instead such other securities, property or cash of the Partnership as the General Partner may determine in accordance with paragraph (iii) below.

                           (iii) In the case of (ii) above, the Partnership may
         (1) retain the securities or other assets on behalf of the ERISA Partner or BHC Partner, or (2) transfer the securities or other assets that would have been distributed to the ERISA Partner or BHC Partner to a subsidiary of the Partnership and distribute the interests in such subsidiary to the ERISA Partner or BHC Partner and the General Partner. In either case, the General Partner will act as temporary manager of the securities or other assets (the "Managed Assets") for the exclusive benefit of the Electing Limited Partner without collecting a fee for such management services. In the case of (1) or (2) above, the following provisions shall apply:

                                    (A) The Partnership or subsidiary of the
                  Partnership shall hold the Managed Assets as nominee for the benefit of, and on behalf of, the Electing Limited Partner. Subject to the following sentence, the General Partner shall use commercially reasonable efforts to effect the disposition of the Managed Assets. The General Partner shall have sole discretion with respect to the sale, exchange or disposition of the Managed Assets and shall have no fiduciary or other duty to the Partnership or the other Limited Partners in the exercise of such discretion. The Electing Limited Partner shall be liable for all taxes and other charges levied upon the Managed Assets and on any income or distributions thereon, and shall be liable for any and all costs incurred by the Partnership for the benefit of the Electing Limited Partner pursuant to this Section. The Electing Limited Partner shall have the benefit, and bear the risk, of all distributions of income, dividends, cash or other property on or relating to the Managed Assets or any change in the character of the Managed Assets. The provision of Sections 3.11 and 3.12 shall be available with respect to the Managed Assets; provided, that any indemnification obligation arising under Section 3.12 with respect to the Managed Assets shall be borne solely by the Electing Limited Partner to the extent of the fair market value of all Managed Assets held by the General Partner and determined at the time that securities corresponding to such Managed Assets were originally distributed in-kind to the other Partners.

                                    (B) Upon any disposition of the Managed
                  Assets for cash, the Partnership shall transfer to the Electing Limited Partner the proceeds of such disposition, less the amount of any expenses related to such disposition.

                                    (C) For all purposes under this Agreement,
                  including for purposes of determining the Electing Limited Partner's Capital Account, the Electing Limited Partner shall be treated as if it received the Managed Assets at the time that assets corresponding to such Managed Assets were originally distributed in-kind to the other Partners.

                                    (D) To the extent that distributions under
                  Section 5.10(e)(i) or (ii) would violate any law or regulation and such violation can not be cured after commercially reasonable efforts are taken by the Electing Limited Partner, upon the determination of a manner in which such distributions would be permissible to the ERISA Partner or BHC Partner, the General Partner shall have sole discretion to determine in which manner such distributions may be made.

                  (f) DISTRIBUTIONS IN LIQUIDATION OF A PARTNER'S INTEREST IN THE PARTNERSHIP. In the event the Partnership (or a Partner's interest therein) is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(G), then any distributions shall be made pursuant to this
Section 5.10(f) to the Partners (or such Partner, as appropriate), in accordance with their positive Capital Account balances in compliance with Treasury Regulations Section 1.704- 1(b)(2)(ii)(B)(2) and subject to the restriction on in-kind distributions to ERISA Partners described in Section 5.10(e)(ii).

                  (g) SPECIAL PRIORITY DISTRIBUTION TO GENERAL PARTNER.

                           (i) With respect to each calendar quarter (or portion thereof in the case of the first or last quarter), the Partnership shall distribute to the General Partner an amount (the "Quarterly GP Priority Distribution Amount") equal to the sum of (i) the product of the GP Class A Priority Distribution Base for such quarter multiplied by one fourth of 1.5% (0.375%) and (ii) the product of the GP Class B Priority Distribution Base for such quarter multiplied by one fourth of 1.25% (0.3125%). Except as otherwise required by Section 5.10(f), the distributions required by this Section 5.10(g) for any period shall be in addition to the other distributions to which the General Partner is entitled under this Section 5.10 and shall be made prior to any other distributions pursuant to this Section 5.10 for such period. With respect to the first and last calendar quarter for which the General Partner is entitled to receive the Quarterly GP Priority Distribution Amount, or in the case of periods described in Section 5.10(g)(ii), the amount thereof shall be prorated based on the number of days during such quarter for which such payment obligation is in effect; PROVIDED, HOWEVER, that the Quarterly GP Priority Distribution Amount for the final quarter shall not be prorated to the extent it reflects unpaid Quarterly GP Priority Distribution Amounts from prior quarters.

                           (ii) In the event that distributions are made under
         Section 5.10(f), the distributions required under Section 5.10(g)(i) and the Additional Capital Contributions required under Section 4.1 for the period ending on the date of the distribution under Section 5.10(f) shall be made (and the Capital Accounts shall be adjusted appropriately) immediately prior to making such distributions under
         Section 5.10(f).

                           (iii) Any and all transaction fees, break-up fees, directors fees, advisory fees, consulting fees, monitoring fees or other ancillary fees received by the General Partner or any BCP Affiliate in connection with an Investment proposed to be acquired or acquired by the Partnership will be credited against, and subtracted from, the Quarterly GP Priority Distribution Amount. If the amount of such fees exceeds the Quarterly GP Priority Distribution Amount for any period, the excess shall carry forward and reduce the Quarterly GP Priority Distribution Amount in subsequent periods.

                  (h) DIRECTION OF DISTRIBUTION PROCEEDS. All distributions made to a Partner pursuant to this Agreement shall, at the election of such Partner, be made via wire transfer pursuant to instructions provided by such Partner to the General Partner from time to time in writing, such instructions to be as initially set forth on Schedule A attached hereto.

         5.11 DEFICIT RESTORATION BY GENERAL PARTNER.

         In the event the General Partner's interest in the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(G) (including, without limitation, upon the liquidation of the Partnership) and the General Partner's Capital Account has a deficit balance after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs, the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(B)(3). For so long as the General Partner is a BCP Affiliate, Beacon Capital Partners, L.P. shall guarantee the deficit restoration obligation of the General Partner as and to the extent provided in the form of guaranty attached hereto as EXHIBIT A.

         5.12 NO DEFICIT RESTORATION BY LIMITED PARTNERS. Except as otherwise provided in Section 4.2(a), no Limited Partner shall have any obligation to restore a deficit balance in its Capital Account upon liquidation of its interest in the Partnership or otherwise.

         5.13 RIGHT OF SET-OFF. No part of any distribution shall be paid pursuant this Article 5 to any Partner from which there is due and owing to the Partnership, at the time of such distribution, any amount required to be paid to the Partnership pursuant to Article 4. Any such withheld distribution shall be deemed to have been distributed to such Partner, shall be set off against such Partner's obligation to the Partnership and shall reduce such Partner's obligation to the Partnership accordingly.

         5.14 WITHHOLDING.

                  (a) If the Partnership is required by law or regulation to withhold and pay to any taxing or other governmental authority any amount otherwise distributable to a Partner, the Partnership shall be entitled to withhold such amount and the amount so withheld shall for all purposes of this Agreement be treated as if distributed to such Partner.

                  (b) In the event that the proceeds to the Partnership from an investment are reduced on account of taxes withheld at source, and such taxes are imposed on one or more, but not all of the Partners in the Partnership, the amount of the reduction shall be borne by the relevant Partners and treated as if it were paid by the Partnership as a withholding obligation with respect to such Partners pursuant to paragraph (a) above.

         5.15 EXCESS NON-RECOURSE LIABILITIES. For purposes of allocating excess nonrecourse liabilities under Treasury Regulation Section 1.752-3(a)(3), the "Partners' interests in Partnership profits" shall be the General Partner's 100% interest in items allocated pursuant to Section 5.9(a) and 100% of such nonrecourse liabilities shall be allocated to the General Partner.

6.       BOARD OF ADVISORS AND INVESTMENT COMMITTEE

         6.1 BOARD OF ADVISORS. The Partnership shall have a board of advisors (the "Board of Advisors") composed of a minimum of three (3) members appointed pursuant to this Section 6.1. The Board of Advisors shall be composed of members designated by the General Partner, in its sole discretion, provided that (i) such members are representatives of the Limited Partners, other than officers, directors, employees, partners or directors of the General Partner or a BCP Affiliate and (ii) the majority of such members have a high degree of skill and experience in investment activities of institutional investors; PROVIDED, HOWEVER, the General Partner shall be entitled, in its sole discretion, to designate one non-voting member of the Board of Advisors who may not necessarily satisfy (i) and (ii) in this Section 6.1. In the event of the resignation or death of a member of the Board of Advisors, which results in there being fewer than three (3) members on the Board of Advisors, the General Partner shall promptly designate a successor to such member.

         6.2 BOARD OF ADVISORS MEETINGS AND EXPENSE REIMBURSEMENT. The General Partner shall convene meetings of the Board of Advisors to discuss issues involving conflicts of interest. Written notice of the time and place of each advisory meeting shall be given to the members of the Board of Advisors in writing at least two weeks prior to the date of the meeting. Notice of meetings may be waived by a majority of all of the members of the Board of Advisors. Board of Advisors members shall be entitled to reimbursement from the Partnership for their reasonable travel expenses and other reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Advisors but shall not be entitled to any fees, remuneration or other reimbursements from the Partnership or any of the Partners.

         6.3 QUORUM AND VOTING OF MEMBERS OF BOARD OF ADVISORS. Except as otherwise specifically provided in this Agreement, the Board of Advisors shall have no control over management of the Partnership or its activities, shall not take part in the management of the Partnership, and shall not have any authority to bind the Partnership or the General Partner or to act for or on behalf of the Partnership. The Board of Advisors shall review the method of valuation used in connection with any in-kind distribution. The Board of Advisors shall approve
(i) transactions between the Partnership and BCP Affiliates and (ii) conflicts of interest (other than transactions between the Partnership and BCP Affiliates), including, without limitation, settlements in connection with which any BCP Affiliate receives indemnification pursuant to Section 3.12 hereof. Except as otherwise expressly provided in Sections 3.2(g) and in this Section 6.3, the General Partner shall in no event be required to obtain the consent or approval of the Board of Advisors prior to making any decision or taking any action whatsoever. Each member of the Board of Advisors, other than any non-voting member, shall be entitled to one vote. A majority in number of the members of the Board of Advisors shall constitute a quorum for a meeting. Members of the Board of Advisors may attend meetings in person, by proxy approved by the General Partner, or by telephone conference call pursuant to which all meeting attendees can speak with all other meeting attendees. Any approval or consent required to be given by the Board of Advisors shall be deemed to have been given upon the written consent of a majority of the total number of the members of the Board of Advisors or upon the approval of a majority of a quorum of the members of the Board of Advisors at a duly held meeting of the Board of Advisors.

         6.4 INVESTMENT COMMITTEE. The Partnership shall have an investment committee (the "Investment Committee"), which, subject to Section 4.1(g) hereof, shall consist of Alan M. Leventhal and Lionel P. Fortin and will also include additional members of Senior Management. Each member of the Investment Committee shall serve until he or she resigns or is removed by the General Partner. The members of the Investment Committee may adopt such procedures as they may deem appropriate to make decisions regarding investment of the Partnership's capital, financings, ongoing management of the Partnership's portfolio of Strategic Investments, dispositions of the Partnership's assets and other Partnership business.

         6.5 PARTNERSHIP MEETINGS. The Partnership shall hold an annual meeting (in the continental U.S.) of the Partners during each full Fiscal Year of the Partnership's existence at which the General Partner will review and discuss the Partnership's activities. The General Partner shall use reasonable efforts to hold each such annual meeting within six months of the end of the prior Fiscal Year and in no event shall hold such meeting later than nine months after the end of the prior Fiscal Year. The Partnership shall hold special meetings of the Partners upon the call of the General Partner, or any two Limited Partners if such Limited Partners give written notice to the General Partner that they wish to call a special meeting of the Partners for the purpose of exercising any right of the Limited Partners provided for in this Agreement. The

General Partner shall notify each Limited Partner of the time and place of each such annual or special meeting at least thirty (30) days prior to the date thereof.

7.       TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

         7.1 ASSIGNABILITY OF INTERESTS. Subject to the limitations set forth in this Section 7.1, except as specifically provided by this Agreement, the economic interest in the Partnership of a Limited Partner may not be directly or indirectly assigned without the consent of the General Partner, which consent may not be unreasonably withheld. No Limited Partner shall be entitled to assign its interest in the Partnership without providing to the General Partner such evidence as it may reasonably require, including an opinion of a nationally recognized counsel or in-house counsel regularly employed by a Limited Partner, such counsel having expertise in the subject matter of such opinion, if so required, that the assignment or transfer will not:

                  (a) violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

                  (b) cause the Partnership not to be entitled to the exemption from the definition of an "investment company" pursuant to either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "1940 Act");

                  (c) result in the termination of the Partnership under the Internal Revenue Code;

                  (d) cause the Partnership to fail to satisfy the requirements of Section 514(c)(9)(E) of the Code or any successor provisions thereto;

                  (e) cause the Partnership to fail to satisfy the requirements of any otherwise applicable safe harbor from treatment as a publicly traded partnership under Treasury Regulations Section 1.7704-1;

                  (f) result in the assets of the Partnership or the actions of the General Partner being subject to Part 4 of Subtitle B of Title I of ERISA;

                  (g) cause the Partnership or any Partner to be in violation of any law, contract or other obligation legally binding upon any of them or otherwise suffer any material adverse consequence;

                  (h) cause BCP to receive or accrue any amounts described in Code Section 856(d)(2)(B).

In addition, no assignment, other than pursuant to Section 4.2, shall be permitted if at the time of such assignment, the assigning Limited Partner is in default in its obligations under this Agreement. No assignment shall be binding upon the Partnership until the General Partner receives an executed copy of such assignment, which shall be in form and substance reasonably satisfactory to the General Partner, and until such assignment is approved by the General Partner pursuant to this Section 7.1. Notwithstanding the assignment of all or any portion of a Partner's interest in the Partnership, (i) the assignor shall continue to be liable with respect to its Capital Commitment relating to the interest assigned, and (ii) the assignment of an economic interest in the Partnership shall not entitle the assignee to be admitted as a substitute Limited Partner other than pursuant to Section 7.2.

         7.2 SUBSTITUTE LIMITED PARTNERS. A person that acquires an economic interest in the Partnership by assignment from a Limited Partner in accordance with the provisions of Section 7.1 may only be admitted to the Partnership as a substitute Limited Partner with the consent of the General Partner, which may be withheld in its sole and absolute discretion. The admission of an assignee as a substitute Limited Partner shall in all events be conditioned upon the assignee's written assumption, in form and substance satisfactory to the General Partner, of all obligations of the assigning Limited Partner and execution of an instrument satisfactory to the General Partner whereby such assignee becomes a party to this Agreement as a Limited Partner. Upon the admission of an assignee as a substitute Limited Partner, the assignor shall cease to be liable with respect to its Capital Commitment relating to the interest in the Partnership assigned.

         7.3 OBLIGATIONS OF ASSIGNEE. Any assignee of the interest of a Limited Partner in the Partnership, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement or been admitted as a substituted Limited Partner, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor, and to have assumed the assignor's Capital Commitment obligation pursuant to Section 4.1 with respect to the interest in the Partnership assigned.

         7.4 ALLOCATION OF DISTRIBUTIONS BETWEEN ASSIGNOR AND ASSIGNEE. Upon the assignment of an interest in the Partnership pursuant to this Article 7, distributions pursuant to Article 5 shall be made to the Person owning the interest in the Partnership at the date of distribution, unless the assignor and assignee otherwise agree and direct the General Partner in a written statement signed by both.

8.       TRANSFER OF PARTNERSHIP INTEREST BY GENERAL PARTNER; WITHDRAWAL

         8.1 ASSIGNABILITY OF INTEREST. Without the consent of the Limited Partners representing a Voting Interest of the Limited Partners of at least 66-2/3%, excluding from the vote any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate, the General Partner may not transfer its interest in the Partnership. Any assignment of the General Partner's interest which requires consent pursuant to this Section 8.1 shall only become


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

effective upon (i) the execution by the General Partner of a written assignment, the execution by the successor of this Agreement, and the written assumption by the successor of the obligations of the General Partner hereunder, (ii) the receipt by the Partnership of an opinion of counsel that such assignment and assumption will not, violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or cause the Partnership not to be entitled to the exemption from the definition of an "investment company" pursuant to either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, and (iii) delivery of notice of such assignment to the Limited Partners. In the event of an assignment of the interest of the General Partner, the successor shall become the General Partner hereunder, and the predecessor and successor General Partner shall cause the execution of any necessary papers including, without limitation, an amendment to the Certificate to record the substitution of the successor as General Partner.

         8.2 VOLUNTARY WITHDRAWAL. The General Partner shall not effect a voluntary withdrawal (a "Voluntary Withdrawal") as a General Partner from the Partnership until such time as the Partnership shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes, and if the General Partner proposing to withdraw is then the sole General Partner, a new General Partner shall have been selected who, (i) shall have stated a willingness to be admitted, (ii) shall satisfy the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder, and (iii) shall have received the specific written consent of Limited Partners representing a Voting Interest of the Limited Partners of at least 66-2/3%, excluding from such vote, any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate.

         8.3 INVOLUNTARY WITHDRAWAL. The General Partner shall be deemed to have involuntarily withdrawn ("Involuntarily Withdrawal") as a General Partner from the Partnership upon the occurrence of any of the following events: (i) in the case of a corporate General Partner, the revocation of its charter, other than by voluntary act of its stockholders, (ii) in the case of a General Partner which is a partnership, the death, dissolution (other than by voluntary act of its partners) or bankruptcy of all the general partners of such partnership,
(iii) the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or an adjudication of bankruptcy, or (iv) any other event which constitutes an event of withdrawal under the Act.

         8.4 REMOVAL OF GENERAL PARTNER. The General Partner may be removed (a "Removal"), in the event of both (i) its or any BCP Affiliate's (A) fraud, misconduct, gross negligence, breach of its fiduciary duty, acting in bad faith,
(B) knowing material breach of this Agreement or any other material breach of this Agreement which remained uncured for over thirty (30) days after written notice thereof by two or more Limited Partners or the Board of Advisors, (C) engagement in criminal misconduct directly and specifically related to the business of the Partnership, or which, in the reasonable judgment of the Board of Advisors, impairs or is likely to impair the General Partner's effectiveness in carrying out its obligations under this Agreement, (D) engagement in any other unlawful act pursuant to which the Partnership has lost assets or has obtained assets to which the Partnership is not entitled, in any case having a materially adverse effect on the Partnership and (ii) the written consent of at least three (3) Limited Partners whose aggregate Capital Commitments represent a minimum of a majority of the aggregate Capital Commitments of all the Limited Partners, excluding from the vote any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate. The General Partner will provide prompt written notice to the Limited Partners of the occurrence of any of the foregoing events described in Section 8.4 of which it has knowledge. At least ninety (90) days prior to the date of any such written consent of the Limited Partners, the Limited Partners seeking to remove the General Partner shall give the General Partner written notice of their intention to seek such Removal. Such notice shall specify the alleged misconduct or gross negligence constituting the basis for such Removal. Within said 90-day period, the General Partner shall have the right to call a meeting of the Partners in accordance with Section 6.5. At such meeting, the General Partner shall have the opportunity to rebut any allegations against it. In addition to the foregoing, the General Partner may challenge the basis for its Removal by any other means. Notwithstanding any other provision of this Agreement, in the event that the General Partner elects to initiate legal proceedings to challenge the basis for its Removal, the party who is successful on the merits of the disputed matter shall be entitled to reimbursement from the other parties of all reasonable attorneys' fees and expenses incurred by it in connection with such dispute.

         8.5 PAYMENT OF EXPENSES TO GENERAL PARTNER UPON WITHDRAWAL. Without in any way limiting the provisions of Section 8.6 below, upon the assignment of all of the General Partner's interest, a Voluntary Withdrawal or an Involuntary Withdrawal (collectively, a "Withdrawal") or Removal of the General Partner, the withdrawn or removed General Partner or its estate or legal representatives shall be entitled to receive from the Partnership any reimbursements of expenses due and owing to it by the Partnership. The right of the General Partner, its estate or legal representatives to payment of said amounts shall be subject to any claim for damages which the Partnership or any Partner may have against such General Partner, its estate or legal representatives if such Withdrawal is in contravention of this Agreement.

         8.6 REDUCTION IN GENERAL PARTNER'S INTEREST UPON REMOVAL OR WITHDRAWAL. In the event that the General Partner shall be removed in accordance with
Section 8.4 hereof or Withdraws as a general partner of the Partnership in accordance with Section 8.2 or 8.3 hereof, the General Partner's Carried Interest (as defined below) in the Partnership shall be reduced to 15% (I.E. 75% of its former Carried Interest) with respect to the Investments then held by the Partnership and shall cease with respect to any Investments acquired by the Partnership after the date the General Partner Withdraws or is Removed ("New Investments") as further provided below. The General Partner's entitlement to the Quarterly GP Priority Distribution Amount shall cease as further provided below.

For this purpose, the General Partner's "Carried Interest" shall be its entitlement under Section 5.10(c)(ii) to 20% of distributions after Limited Partners have received designated returns. To implement the reduction in the General Partner's Carried Interest, this Agreement shall be deemed to be amended, automatically and without requiring any further action, so that the former General Partner becomes entitled to receive the distributions that it would otherwise receive as General Partner (at the time that such distributions would be received) if (i) the Partnership made no New Investments and received no Capital Contributions after the date on which the General Partner is Removed or Withdraws and (ii) the figure "20%" in Sections 5.10(c)(ii)(A) and (B) were replaced with "15%." In the Fiscal Year in which distributions are first made to the former General Partner under the provisions of this Section 8.6 and in subsequent Fiscal Years, the Partnership shall specially allocate items of income and gain to the former General Partner until the cumulative amount of income and gain so allocated is equal to the cumulative amount so distributed; PROVIDED that the amount of income and gain so allocated shall not duplicate any amount of net income or other items already allocated to the General Partner on or prior to the date on which it is Removed or Withdraws.

The General Partner shall be entitled to receive its Quarterly GP Priority Distribution Amount computed through the date on which it is removed or Withdraws, but shall then cease to be so entitled without any further amendment to this Agreement. The provisions for offset to such amounts set forth in
Section 5.10(g)(iii) shall cease to apply to fees paid to the former General Partner or any BCP Affiliate following such date. Similarly, the special allocation set forth in Section 5.9(a) shall cease to apply to the former General Partner; PROVIDED that if the net income allocated to the former General Partner with respect to any Limited Partner under Section 5.9(a) for all Fiscal Years (net of related chargebacks under Section 5.3(a)) is less than the distributions to the former General Partner computed with respect to that Limited Partner under Section 5.10(g), then the allocations of net income to the former General Partner with respect to that Limited Partner under Section 5.9(a) shall continue until the shortfall is eliminated.

         8.7 FURTHER CONSEQUENCES OF REMOVAL OR WITHDRAWAL.

                  (a) If the Partnership does not terminate as provided in
Section 8.8 hereof, then in the event of the Removal or Withdrawal of the General Partner as a general partner of the Partnership, the former General Partner shall, to the extent of any remaining interest in the Partnership, become a Limited Partner of the Partnership as of the effective date of its Withdrawal or Removal. Thereafter, except as otherwise provided in this Article 8, the former General Partner shall be treated as a Limited Partner for all purposes of this Agreement. Upon becoming a Limited Partner, the former General Partner's Capital Account and Capital Commitment shall initially be the same as they were on the effective date of its Withdrawal or Removal.

                  (b) After Withdrawal or Removal of a General Partner, the withdrawn or removed General Partner or its estate or legal representatives shall remain liable for all obligations and liabilities incurred by it while a General Partner and for which it was liable as a

General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such Withdrawal or Removal shall have become effective.

                  (c) If a court of competent jurisdiction determines that the Partnership has suffered any loss, damage or liability in consequence of the conduct that formed the basis for the General Partner's Removal under Section 8.4(i), the amount of any distributions to the former General Partner or other person pursuant to Sections 5.10(c), (d) or (g) or Section 8.6 shall be reduced by the value of such loss, damage or liability (as determined by the court) to the extent not otherwise paid by the former General Partner.

                  (d) Upon the Removal of a General Partner that is a BCP Affiliate, the former General Partner and any BCP Affiliate that is a Limited Partner shall have no voting rights with respect to any Partnership matters as of the effective date of the Removal.

         8.8 CONTINUATION OF PARTNERSHIP BUSINESS. If, following the Withdrawal or Removal of a General Partner, there is no remaining General Partner, any Limited Partner may notify the other Limited Partners of such circumstances. Any Limited Partner may then propose for admission a substitute General Partner. A substitute General Partner proposed pursuant to this Section 8.8 shall, with the specific written consent of Limited Partners representing a Voting Interest of the Limited Partners of at least 66-2/3%, excluding from the vote any Limited Partner that is a BCP Affiliate, become a substitute General Partner as of the date of Withdrawal or Removal of the former General Partner, upon his or its execution of this Agreement and shall thereupon continue the Partnership business. If no substitute General Partner has received such consent of the Limited Partners and executed this Agreement within ninety (90) days from the date of the General Partner's Withdrawal or Removal, then the Partnership shall thereupon terminate and dissolve in accordance with Article 10 hereof.

9.       RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         9.1 LIMITED LIABILITY. A Limited Partner which receives the return of any part of its Capital Contribution shall be liable to the Partnership for the amount of its Capital Contribution so returned to the extent, and only to the extent, provided by the Act except as may otherwise be provided in Section 4.1(b). Except as provided in Section 4.1 or the Act, the Limited Partners shall not otherwise be liable to the Partnership for the repayment, satisfaction, or discharge of the Partnership's debts, liabilities, and obligations. Except as provided in Sections 4.1 or 4.2 with respect to the payment of Additional Capital Contributions or the payment of interest upon failure to pay when due any installment of a Capital Commitment, no Limited Partner shall have any obligation to contribute money in excess of such Limited Partner's Capital Commitment. No Limited Partner shall be personally liable to any third party for any liability or other obligation of the Partnership.

         9.2 AUTHORITY OF LIMITED PARTNERS. The Limited Partners shall not participate in or have any control over the management of the Partnership or its business and affairs and shall not have any power or authority to act for or bind the Partnership.

         9.3 CONFIDENTIALITY. For the purposes of this Section 9.3, "Confidential Information" means information delivered pursuant to Section 12 that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received as being confidential information of the Partnership or relating to a Strategic Investment, provided that such term does not include information that (a) was publicly known or otherwise known to a Partner prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by a Partner or any person acting on a Partner's behalf, (c) otherwise becomes known to a Partner other than through disclosure by the Partnership or (d) constitutes financial statements delivered to a Partner under Section 12 that are otherwise publicly available. Partners will maintain the confidentiality of such Confidential Information in accordance with internal procedures adopted by a Partner in good faith to protect confidential information of third parties delivered to such Partner, provided that a Partner may deliver or disclose Confidential Information to (i) its trustees, directors, officers, employees, agents, attorneys and Affiliates, (ii) its financial advisors and other professional advisors, (iii) any other Partner, (iv) any party to which a Partner sells or offers to sell its Partner interest or any part thereof, (v) any federal or state regulatory authority having jurisdiction over a Partner,
(vi) the National Association of Insurance Commissioners (including the Securities Valuation Office) or any similar organization, or any nationally recognized rating agency that requires access to information about a Partner's investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to a Partner, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which a Partner is a party or (z) to the extent a Partner may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of such Partner's rights and remedies under this Agreement.

         9.4 BHC PROVISIONS.

                  (a) If a BHC Partner and its Affiliates that are BHC Partners in the aggregate hold for their own account an amount that is determined initially at the time of admission of that BHC Partner or any of such Affiliates, the admission of additional Limited Partners, or any other adjustment of the Partners interests hereunder, to be in excess of 4.99% (or such greater percentage as may be permitted under the BHCA) of the interests of the Limited Partners, excluding for purposes of calculating this percentage portions of any other interests that are non-voting interests (collectively the "Non-Voting Interests"), such amount in excess of 4.99% (or such greater percentage as may be permitted under the BHCA) shall be a Non-Voting Interest (whether or not subsequently transferred in whole or in part to any other Person) and shall not be included in determining whether the requisite percentage in interest of the Limited Partners have consented to, approved, adopted, or taken any action hereunder, provided that such Non-Voting

Interest shall be permitted to vote on any proposal to continue the business of the Partnership, but not on the approval of a successor General Partner. Each BHC Partner hereby irrevocably waives its corresponding right under applicable law to vote its Non-Voting Interest in respect of a successor General Partner, which waiver shall be binding upon each such BHC Partner or any entity which succeeds to its interest. Upon the admission of additional Limited Partners, a withdrawal of a Limited Partner from the Partnership or any other adjustment of the Limited Partners' proportionate interests, a recalculation of the interests held by all BHC Partners shall be made, and only that portion of the total interest in the Partnership held by each BHC Partner that is determined as of the date of such admission, withdrawal or other adjustment, as applicable, to be in excess of 4.99% (or such greater percentage as may be permitted under the BHCA) of the interests of the Limited Partners, excluding Non-Voting Interests as of such date, shall be a NonVoting Interest. Non-Voting Interests shall not be counted as interests of Limited Partners for purposes of determining under this Agreement whether any vote required hereunder has been approved by the requisite Percentage in Interest of the Limited Partners. Except as provided in this Section 9.4, an interest which is held as a Non-Voting Interest shall be identical in all regards to all other interests held by Limited Partners.

                  (b) Notwithstanding the foregoing, any BHC Partner may elect not to be governed by this Section 9.4 by providing the General Partner with written notice and an opinion of counsel (which counsel shall be reasonably acceptable to both the BHC Partner and the General Partner and which counsel shall include any in-house counsel of the BHC Partner having experience in such matters) to the effect that, as a result of a change in law or regulation applicable to such BHC Partner or for such other reason as may be specified in such opinion, such BHC Partner is not prohibited from acquiring or controlling any or all of its Non-Voting Interests, in which case only the amount of the interests held by such electing BHC Partner as may be specified in such opinion to be subject to this paragraph shall continue to be Non-Voting Interests. Any such election by a BHC Partner may be rescinded at any time by providing the General Partner with written notice and an opinion of counsel (which counsel shall be reasonably acceptable to both the BHC Partner and the General Partner and which counsel shall include any in-house counsel of the BHC Partner having experience in such matters) to the effect such BHC Partner is prohibited by law or regulation applicable to such BHC Partner from acquiring or controlling a specified percentage of the interests of the Limited Partners.

                  (c) Notwithstanding any provision of this Agreement to the contrary, any BHC Partner may elect to withdraw from the Partnership, or upon demand by the General Partner shall withdraw from the Partnership, if either the BHC Partner or the General Partner shall obtain an opinion of counsel (which counsel shall be reasonably acceptable to both the BHC Partner and the General Partner and which counsel shall include any in-house counsel of such BHC Partner having experience in such matters) to the effect that the BHC Partner, the Partnership, or the General Partner (including its Affiliates) is unable to secure Federal Reserve Board approval to retain its interest in the Partnership and would be in violation of any provision of the BHCA, including any regulation, written interpretation or directive of any governmental authority having regulatory authority over such BHC Partner or any other law, rule, regulation or administrative practice to which such BHC Partner is subject as a result of the BHC Partner continuing as a Limited Partner. In the event of the issuance of the opinion of counsel referred to in the preceding sentence, a copy of such opinion shall be given to all the Partners, together with the written notice of the election of the BHC Partner to withdraw or the written demand of the General Partner for withdrawal, whichever the case may be. Thereupon, the BHC Partner shall take all reasonable steps to secure approval to retain its partnership interest or deliver a written opinion of counsel that such approval cannot be secured or can only be secured on terms or conditions that are unreasonably burdensome. Unless within ninety (90) days after receipt of such written notice and opinion the BHC Partner or the General Partner is able to eliminate the necessity for such withdrawal to the reasonable satisfaction of the BHC Partner and the General Partner, whether by correction of the condition giving rise to the necessity of the BHC Partner's withdrawal, or the amendment of this Agreement, or otherwise, such BHC Partner shall withdraw its entire interest in the Partnership, such withdrawal to be effective upon the last day of the fiscal quarter during which such ninety (90) day period expired.

                           (i) The withdrawing BHC Partner shall be entitled to receive within ninety (90) days after the date of such withdrawal an amount equal to the amount of such Partner's Estimated Value Capital Account, computed as of the effective date of such withdrawal.

                           (ii) Any distribution or payment to a withdrawing BHC Partner pursuant to this paragraph may, in the sole discretion of the General Partner, be made in cash, cash equivalents and/or in a pro rata distribution of securities (subject to the provisions regarding in-kind distributions set forth in Section 5.10(e)), or any combination thereof, or the distribution may be made in the form of a promissory note, which would be repaid on a pro rata basis with distributions to the remaining Partners; PROVIDED, HOWEVER, if the withdrawing BHC Partner would receive an amount of any security that would cause such BHC Partner to own or control in excess of the amount of such security that it may lawfully own or control or may own or control without tax penalty, then, upon receipt of notice to such effect from a BHC Partner, the General Partner shall vary the method of distribution, in an equitable manner, so as to avoid such excessive ownership or control. In determining the form of payment to be made to the withdrawing BHC Partner, the General Partner will use reasonable efforts to, but is not required to, make payments in cash to the extent reasonably available and subject to the ongoing cash requirements of the Partnership as determined by the General Partner, in its sole discretion.

10.      DURATION AND TERMINATION OF THE PARTNERSHIP

         10.1 DURATION. Except as provided in Section 8.8 the Partnership shall continue until the seventh anniversary of the later of (i) the Initial Closing Date or (ii) the date of the final Subsequent Closing, unless prior to such anniversary, the General Partner, in its sole discretion, elects to declare an extension of the Partnership's duration for one additional year. If so extended, the Partnership shall continue until the eighth anniversary of the later of (i) the Initial Closing Date or (ii) the date of the final Subsequent Closing.

         10.2 BANKRUPTCY OF LIMITED PARTNER. The bankruptcy, insolvency, dissolution, or liquidation of, or the making of an assignment for the benefit of creditors by, or any other act or circumstance with respect to, a Limited Partner shall not cause the dissolution or termination of the Partnership.

         10.3 TERMINATION. The Partnership shall terminate and dissolve ninety
(90) days from the date of the earlier of (i) the date of the Withdrawal or Removal of a General Partner, unless the remaining General Partner or Partners or a substitute General Partner elect to continue the Partnership in accordance with Section 8.8, in which event the Partnership shall not terminate or dissolve, but shall continue as though no such Withdrawal or Removal had occurred; (ii) the expiration of the Partnership as provided in Section 10.1;
(iii) upon the vote of the General Partner and Limited Partners representing 66-2/3% of the aggregate Capital Commitments of the Partnership; (iv) upon the vote of Limited Partners representing a Voting Interest of all Limited Partners of at least 75%, excluding from the vote any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate; or (v) upon a change in control of the General Partner, unless Limited Partners representing a majority of the aggregate Capital Commitments of all Limited Partners, excluding from the vote any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate, vote to continue the Partnership.

         For the purposes of this Section 10.3, a "change in control of the General Partner" shall mean an event or occurrence that results in Beacon Capital Partners, L.P. or an Affiliate of Beacon Capital Partners, L.P. no longer having a controlling interest in the General Partner.

11.      LIQUIDATION OF THE PARTNERSHIP

         11.1 GENERAL. Upon the termination and/or dissolution of the Partnership, the Partnership shall be liquidated in accordance with this Article and the Act. The termination, dissolution and liquidation shall be conducted and supervised by the General Partner or, if there is no remaining General Partner and no substitute General Partner has been appointed following the Withdrawal or Removal of a General Partner, by a Person who shall be designated for such purpose by Limited Partners which have made a majority of the aggregate Capital Contributions made by all of the Limited Partners, excluding from the vote any Limited Partner that is a BCP Affiliate (the General Partner or such trustee or other Person, as applicable, being referred to in this Article 11 as the "Liquidating Agent"). The Liquidating Agent shall have all of the rights, powers, and authority with respect to the assets and liabilities of the Partnership in connection with the liquidation, dissolution and termination of the Partnership that the General Partner has with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidating Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation of the Partnership and the transfer of any assets or liabilities of the Partnership. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more Persons any or all of such rights and powers and such authority and power to execute documents and, in connection therewith, to fix the reasonable compensation of each such Person, which compensation shall be charged as an expense of liquidation.

         The Liquidating Agent shall liquidate the Partnership as promptly as shall be practicable after termination, consistent with the preservation of capital. Without limiting the rights, powers, and authority of the Liquidating Agent as provided in this Section 11.1, any Partnership asset that the Liquidating Agent may sell shall be sold at such price and on such terms as the Liquidating Agent may, in its sole discretion, deem appropriate. Subject to
Section 5.10(e)(ii), the Liquidating Agent may, if it so determines, distribute restricted securities and other assets of the Partnership in-kind to the Partners.

         11.2 PRIORITY ON LIQUIDATION; DISTRIBUTIONS. The proceeds of liquidation shall be applied in the following order of priority:

                  (a) To pay the costs and expenses of the dissolution and liquidation;

                  (b) To pay matured debts and liabilities of the Partnership to all creditors of the Partnership (including, without limitation, any liability to any Partner);

                  (c) To establish any reserves which the Liquidating Agent may deem necessary or advisable for any contingent or unmatured liability of the Partnership to all Persons who are not Partners;

                  (d) To establish any reserves which the Liquidating Agent may deem necessary or advisable for any contingent or unmatured liability of the Partnership to Partners; and

                  (e) The balance, if any, to the Partners in accordance with
Section 5.10(f).

         11.3 ORDERLY LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation. The Liquidating Agent shall, however, if possible consistent with the preceding sentence, dispose of Partnership assets and effect distributions to the Partners within 180 days after the date of termination of the Partnership.

         11.4 SOURCE OF DISTRIBUTIONS. Subject to Section 5.11, the General Partner shall not be liable out of its own assets for the return of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from the Partnership's assets.

         11.5 STATEMENTS ON TERMINATION. Each Partner shall be furnished with a statement prepared by the Partnership's accountant, which shall set forth the assets and liabilities of the Partnership as at the date of complete liquidation, and each Partner's share thereof. Upon consummation of the liquidation of the Partnership set forth in Article 11 hereof, the Limited Partners shall cease to be such, and the Liquidating Agent shall execute, acknowledge, and cause to be filed a certificate of cancellation of the Partnership.

12.      BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS

         12.1 BOOKS AND ACCOUNTS. Complete and accurate books and accounts shall be kept and maintained for the Partnership at its principal place of business. Such books and accounts shall be kept in accordance with generally accepted accounting principles consistently applied, the provisions of Section 5.1 and on such other basis, if any, as the General Partner determines is necessary to properly reflect the operations of the Partnership. Each Partner or its duly authorized representative, at its own expense, shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts and any other records and such other information of the Partnership upon reasonable prior written notice to the General Partner.

         All funds received by the Partnership other than those invested in Interim or Strategic Investments shall be deposited in the name of the Partnership in such bank account or accounts, and all securities owned by the Partnership may be deposited with such custodian, as the General Partner may designate from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Partnership as the General Partner may designate from time to time.

         12.2 RECORDS AVAILABLE. The General Partner shall maintain at the Partnership's principal office the following documents: (i) a current list of the full name and last known business address of each Partner, (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, (iii) copies of the Partnership's federal, state and local income tax returns and of any financial statements of the Partnership for the three most recent Fiscal Years, and (iv) copies of this Agreement and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership, or any such amendment has been executed. Such documents and all other Partnership documents are subject to inspection and copying at the reasonable request and at the expense of any Partner during ordinary business hours upon reasonable prior notice to the General Partner. Except to the extent requested by a Limited Partner, the General Partner shall have no obligation to deliver or mail a copy of the Partnership's Certificate of Limited Partnership or any amendment thereto to the Limited Partners.

         12.3 ANNUAL FINANCIAL STATEMENTS AND VALUATION. The Partnership shall engage an independent certified public accountant of recognized national standing to act as the accountant for the Partnership. Within ninety (90) days after the end of each Fiscal Year, the General Partner, at Partnership expense, shall prepare and mail to each Limited Partner and to each former Partner who withdrew during such Fiscal Year (or to such former Partner's legal representative, as applicable) (i) a report stating in sufficient detail such transactions effected by the Partnership during such Fiscal year as shall enable such Partner, former Partner, or legal representative to prepare its respective state and Federal income tax returns, (ii) a summary description of each acquisition or disposition by the Partnership during the previous Fiscal Year, including any transactions with any BCP Affiliate, (iii) a statement of all distributions made to such Partner during the previous Fiscal quarter and the previous Fiscal Year and such Partner's Capital Account balance and the Return Account balance as of the end of the immediately preceding Fiscal Year, and (iv) a valuation of the assets of the Partnership. The General Partner shall also furnish to the Limited Partners a balance sheet and schedule of Investments of the Partnership as of the end of the Fiscal Year and statements of operations, Partners' Equity and cash flow for such Fiscal Year prepared in accordance with generally accepted accounting principles together with the auditors' report thereon indicating that the audit was performed in accordance with generally accepted auditing standards. Consistent with the requirements of generally accepted accounting principles, the Partnership's assets will be presented on a fair value basis. The Partnership will provide to each Limited Partner a description of the methodology used to value all Partnership assets in connection with the preparation of the annual valuation of such assets.

         12.4 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each quarter of each Fiscal Year, the General Partner shall mail to each Limited Partner unaudited balance sheets, an unaudited cash flow statement and an unaudited income statement of the Partnership as at such quarter-end. The General Partner shall also provide the Partners with a semi-annual detailed report of the Partnership's business and activities, including a statement of Capital Accounts and remaining Capital Commitments and a summary of investments and dispositions made during the prior six (6) months.

         12.5 RELIANCE ON ACCOUNTANTS. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner, to the extent consistent with the terms of this Agreement, in accordance with generally accepted accounting principles and procedures applied in a consistent manner. The General Partner may rely upon the advice of the Partnership's accountants as to whether such decisions are in accordance with generally accepted accounting principles.

         12.6 TAX MATTERS PARTNER; FILING OF RETURNS.

                  (a) The General Partner shall be the "tax matters partner" of the Partnership and shall, at the Partnership's expense, cause to be prepared and timely filed after the end of each Fiscal Year of the Partnership all Federal and state income tax returns required of the Partnership for such Fiscal Year. The Partnership shall make such elections pursuant to the provisions of the Internal Revenue Code as the General Partner, in its sole discretion, deems appropriate.

                  (b) The Partnership shall deliver to each Limited Partner a Form K-1 by August 1st of each year (or the 1st day of the 8th month following the close of the Fiscal Year if the Fiscal Year is not the calendar year).

         12.7 FISCAL YEAR. The fiscal year (the "Fiscal Year") of the Partnership shall be the period ending on December 31 of each year, or such other period as the General Partner may designate as the Fiscal Year of the Partnership, consistent with the requirements of the Code.

13.      POWER OF ATTORNEY

         13.1 GENERAL. Each Limited Partner irrevocably constitutes and appoints each officer and director of the General Partner and each Liquidating Agent the true and lawful attorney-in-fact of such Limited Partner to execute, acknowledge, swear to and file (i) any certificate or other instrument which may be required to be filed by the Partnership under the laws of any jurisdiction in which the Partnership does business, or which the General Partner shall deem advisable to file, so long as no such certificate or instrument shall have the effect of amending this Agreement; (ii) any agreement, document, certificate or other instrument which any Limited Partner is required to execute in connection with the termination of such Limited Partner's interest in the Partnership and the withdrawal of such Limited Partner pursuant to Section 4.2 hereof and which such Limited Partner has failed to execute and deliver within ten days after written request therefor by the General Partner; and (iii) any instrument which the General Partner deems necessary or appropriate to facilitate the implementation of the terms of this Agreement, including the pledging of Capital Commitment obligations as contemplated by Sections 3.2 and 4.1(h), so long as such instruments do not alter the rights or obligations of the Limited Partners under the terms of this Agreement.

         13.2 SURVIVAL OF POWER OF ATTORNEY. It is expressly acknowledged by each Limited Partner that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity, bankruptcy, insolvency, assignment for the benefit of creditors and assignment by a Limited Partner of its Limited Partner's interest in the Partnership; PROVIDED, HOWEVER, that if a Limited Partner shall assign all of its interest in the Partnership and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Limited Partner, such power of attorney shall survive such assignment only for the purpose of enabling the General Partner to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution.

         13.3 WRITTEN CONFIRMATION OF POWER OF ATTORNEY. Each Limited Partner hereby agrees to execute, upon fifteen (15) days' prior written notice, a confirmatory or special power of attorney, containing the substantive provisions of this Section substantially in the form attached hereto as Exhibit D.

14.      MISCELLANEOUS

         14.1 FURTHER ASSURANCES. The Partners agree to execute such instruments and documents as may be required by the Act or by law or which the General Partner reasonably deems necessary or appropriate to carry out the intent of this Agreement so long as they do not alter the rights and obligations of the Limited Partners under this Agreement.

         14.2 SUCCESSORS AND ASSIGNS. The agreements contained herein shall be binding upon and inure to the benefit of the permitted successors and assigns of the respective parties hereto.

         14.3 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the Act and judicial interpretations thereof to the extent applicable and otherwise in accordance with the laws of the State of Delaware.

         14.4 SEVERABILITY. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby, unless the absence of the invalid, illegal or unenforceable provision would materially affect the respective interests of the Partners, in which case the Partners shall use their best efforts to make such changes or adjustments in this Agreement as would restore the respective economic interests of the Partners as originally contemplated hereby.

         14.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement binding on the parties hereto.

         14.6 ENTIRE AGREEMENT. This Agreement (together with the Subscription Agreements of each of the Limited Partners and any side letters with any Limited Partners) represents the entire agreement among the parties hereto with respect to the subject matter hereof.

         14.7 BENEFIT OF OUTSIDE AGREEMENTS. The Partnership and the General Partner have disclosed and will in the future disclose to the Limited Partners any and all side letters or similar agreements with any existing or future investor (who is or becomes a Limited Partner) in the Partnership. Neither the Partnership nor the General Partner shall enter into any side letter or similar agreement with any existing investor (who is a Limited Partner) in the Partnership that has the effect of establishing rights or otherwise benefitting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of any Limited Partner by this Agreement unless, in any such case, each Limited Partner has been offered the opportunity to receive such rights and benefits of such side letter.

         14.8 AMENDMENT. Except as provided below in this Section 14.8, the provisions of this Agreement may be amended or waived at any time and from time to time with the consent of the General Partner and of Limited Partners representing a Voting Interest of the Limited Partners in excess of 50%, excluding from the vote any Limited Partner that is a BCP Affiliate so long as the General Partner is a BCP Affiliate. The General Partner may amend SCHEDULE A hereto at any time and from time to time without the consent of any other Partner to reflect the admission or withdrawal of any Partner, or the change in any Partner's Capital Commitment, as contemplated by this Agreement. No amendment shall become effective without the consent of a Limited Partner if such amendment would cause an increase in the Capital Commitment or adversely affect the limited liability of that Limited Partner. No amendment shall become effective without the unanimous consent of the Partners adversely affected if such amendment would affect the allocations, distributions or deficit restoration obligations provided for by this Agreement. No amendment shall be made to Section 3.4 without the consent of the General Partner and of Limited Partners which are ERISA Partners and which made a majority of the aggregate Capital Contributions made by all ERISA Partners. No amendment shall be made to Section 3.5 without the consent of the General Partner and of Foundation Partners which have made a majority of the aggregate Capital Contributions made by all of the Foundation Partners. No amendment shall be made to Section 3.6 or that would cause the provisions of this Agreement to fail to satisfy the requirements of Section 514(c)(9)(E) of the Code without the consent of the General Partner and of Limited Partners which have made a majority of the aggregate Capital Contributions made by all of the Limited Partners which are "qualified organizations" as defined in Code Section 514(c)(9)(C). No amendment shall be made to Section 3.7 without the consent of each Partner that is a BCP Affiliate. No amendment shall be made to Section 5.10(e) or 9.4, with respect to any BHC Partner, without the consent of each BHC partner.

         14.9 CONSTRUCTION. The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires. The words "hereof", "herein", and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         14.10 FORCE MAJEURE. Whenever any act or thing is required of the Partnership or the General Partner hereunder to be done within any specified period of time, the Partnership or the General Partner, as the case may be, shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Partnership or the General Partner, as the case may be, including, without limitation, bank holidays, actions of governmental agencies, and financial crises of a nature materially affecting the purchase and sale of securities; provided, that this provision shall not have the effect of relieving the Partnership or the General Partner from the obligation to perform any such act or thing.

         14.11 NOTICES. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered, transmitted by facsimile, or sent postage prepaid by overnight courier or registered or certified mail, return receipt requested, addressed as follows: if intended for the Partnership or the General Partner, to the Partnership's principal office determined pursuant to Section 2.4 hereof, and if intended for any Limited Partner to the address of such Limited Partner set forth on SCHEDULE A hereto, or to such other address as such Partner may designate by written notice. Notices shall be deemed to have been given when personally delivered or transmitted by facsimile or, if mailed or sent by overnight courier, the date on which received. The provisions of this Section shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

         14.12 NO RIGHT OF PARTITION FOR REDEMPTION. No Partner and no successor-in-interest to any Partner shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned or, except on such terms and conditions as the General Partner may, in its sole discretion, approve, to require the redemption of its interest in the Partnership.

         14.13 THIRD-PARTY BENEFICIARIES. Except with respect to Section 3.7 hereof, the provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Partnership or any of its Partners, except for Partners in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Partnership or any Partner.

         14.14 GENERAL PARTNER AS LIMITED PARTNER. A General Partner may also be a Limited Partner, and in such event its rights, powers, restrictions and liabilities as a General Partner shall remain unaffected, and in addition it shall, in respect of its Capital Contributions as a Limited Partner, have all of the rights and powers and be subject to all of the restrictions and liabilities of a Limited Partner.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Limited Partnership Agreement has been executed by the parties as of this 1st day of October, 1999.

                                   GENERAL PARTNER

                                   BCP STRATEGIC PARTNERS, LLC

                                   By:   BEACON CAPITAL PARTNERS, L.P.,
                                         ---------------------------------------
                                         a Delaware limited partnership, as its
                                         sole member

                                   By:   BEACON CAPITAL PARTNERS, INC.,
                                         ---------------------------------------
                                         a Maryland corporation, as its general
                                         partner

                                   By:   _______________________________________
                                         Name: William A. Bonn, Esq.
                                         Title: Senior Vice President and
                                                General Counsel

                                   LIMITED PARTNERS
                                   ----------------
                                   See Signature Pages Attached Hereto

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

                                   SCHEDULE A

                    LIST OF PARTNERS AND CAPITAL COMMITMENTS

[SEE DOCUMENT NUMBER 799771 AND 800095.]

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

        SCHEDULE B - LIST OF PROPERTIES TO BE ACQUIRED BY THE PARTNERSHIP
                    IN WHICH BCP AFFILIATES HAVE AN INTEREST

1.       215 Fremont Street, San Francisco, California.

2.       Beaumeade Office Park, Loudoun County, Virginia.

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

EXHIBIT A - FORM OF GUARANTY OF GENERAL PARTNER'S DEFICIT RESTORATION OBLIGATION

[SEE DOCUMENT NUMBER 794578.]

                                    Exh. A-1

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

                   EXHIBIT B - ILLUSTRATION OF SECTION 4.4(b)

         To illustrate the provisions of Section 4.4(b), assume that the Capital Commitments of the Partners at the Initial Closing were: General Partner - $40 million, Fixed-Percentage Limited Partner A - $16 million (10% of the total Capital Commitments), Limited Partner B - $64 million and Limited Partner C - $40 million. For purposes of these provisions and this example, the General Partner's Capital Commitment includes the Capital Commitment of any Limited Partner that is treated in the same manner as the General Partner under Section 4.4(b)(vi). Prior to a Subsequent Closing, the Partnership made a capital call of $21 million and used the proceeds to make an investment of $19 million and retain $2 million as an operating reserve: the General Partner, A, B and C made Capital Contributions of $5.25 million, $2.1 million, $8.4 million and $5.25 million respectively. Pursuant to Section 4.1(e)(iii), no Partners have made any Additional Capital Contributions.

         A new Limited Partner D commits to invest $36 million at the Subsequent Closing, which occurs 6 months after the Initial Closing. A's Capital Commitment increases to $20 million. Total Capital Commitments are now $200 million, and A continues to have an Equity Interest Percentage of 10%. In this event, the General Partner's Equity Interest Percentage will be reduced to 20% under
Section 4.4(b)(iii), and under Sections 4.4(b)(iii) and 4.4(b)(vii)the General Partner and A will be entitled to distributions of $1.35 million and $150,000, respectively, so that their net Capital Contributions of $3.9 million and $1.95 million will be equal to 20% and 10%, respectively, of the aggregate Capital Contributions of $19.5 million ($21 million less the $1.5 million distribution).

         The Catch-up Payments made by D are computed by reference to the $19.5 million of Partnership capital, and are paid $2.16 million to B and $1.35 million to C (because A maintains its Equity Interest Percentage, A does not participate). At the Subsequent Closing the General Partner also determines that the Catch-up Interest with respect to the $3.51 million of prior Capital Contributions is $175,500. Accordingly, D shall also make Catch-up Interest payments of $108,000 and $67,500 to B and C, respectively. Therefore, at the Subsequent Closing, D will pay $3,685,500 in cash to B and C, in an 8:5 ratio.

         Immediately following the Subsequent Closing, D's Capital Commitment is $36 million, of which $32.49 million remains subject to call. D's Capital Contributions are $3.51 million. A's Capital Commitment is increased to $20 million, of which $18.05 remains subject to call ($20 million - $2.1 million + $150,000). A's Capital Contributions are $1.95 million ($2.1 million - $150,000). The General Partner, B and C continue to have Capital Commitments of $40 million, $64 million and $40 million, respectively, of which $36.1 million ($40 million - $5.25 million + $1.35 million), $57.76 million ($64 million - $8.4 million + $2.16 million) and $36.1 million ($40 million - $5.25 million + $1.35 million), respectively, remain subject to call. The General Partner's, B's and C's Capital Contributions are $3.9 million ($5.25 million - $1.35

                                    Exh. B-1
million), $6.24 million ($8.4 million - $2.16 million) and $3.9 million ($5.25 million - $1.35 million), respectively.

         Immediately after the Subsequent Closing, the Capital Accounts of the Partners and the assets of the Partnership would be as follows (assuming no income or loss had been earned by the Partnership):

                      Assets                                           Capital
                      ------                                           -------

         Cash                   $500,000         Limited Partner A             $ 1,950,000               10%
         Investment          $19,000,000         Limited Partner B               6,240,000               32%
                                                 Limited Partner C               3,900,000               20%
                                                 Limited Partner D               3,510,000               18%
                                                 General Partner                 3,900,000               20%
                                                                               -----------           ------

         Total               $19,500,000               Total                   $19,500,000           100.00%
                             -----------                                       -----------           ------
                             -----------                                       -----------           ------


         If the Partnership had earned $500,000 of income prior to the Subsequent Closing (and none of the income had been allocated to the General Partner under Section 5.2(d) or 5.9), the assets and Capital Account balances of the Partnership immediately following the Subsequent Closing would be as follows:


                      Assets                                           Capital
                      ------                                           -------
         Cash                $ 1,000,000         Limited Partner A             $ 2,000,000               10.00%
         Investment           19,000,000         Limited Partner B               6,388,571               31.94%
                             -----------         Limited Partner C               3,992,857               19.96%
                                                 Limited Partner D               3,593,571               17.97%
                                                 General Partner                 4,025,000               20.13%
                                                                               -----------              ------

         Total               $20,000,000               Total                   $20,000,000*             100.00%
                             -----------                                       -----------              ------
                             -----------                                       -----------              ------

                                                                                       *CORRECTED FOR ROUNDING.


                                    Exh. B-2

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

            EXHIBIT C - ILLUSTRATION OF SECTIONS 5.10(c) AND 5.10(g)

         To illustrate the provisions of Section 5.10(c) and Section 5.10(g), assume that the Capital Commitments at the Initial Closing were: General Partner
- $40 million, Limited Partner A - $80 million and Limited Partner B - $40 million. Limited Partner C was admitted at a Subsequent Closing with a Capital Commitment of $40 million. Assume further that, for purposes of simplification,
(i) the Partners have made the Capital Contributions shown in the table below,
(ii) the Subsequent Closing was on the first anniversary of the Initial Closing,
(iii) none of the Limited Partners has made Additional Capital Contributions,
(iv) the Partnership has made no distributions other than a distribution of $2,200,000 to the General Partner pursuant to Section 5.10(g) for the first year, (v) the Partnership has $38,750,000 of cash available for distribution and
(vi) the distributions described below are made on the second anniversary of the Initial Closing. Accordingly, on the second anniversary of the Initial Closing, immediately prior to the distributions described below, the Partners' Equity Interest Percentages, Capital Contributions and Return Account balances are as follows:


                            Equity Interest %           Contribution             Return Account
                            -----------------           ------------             --------------
Limited Partner A                  40%                    $10,000,000               $12,100,000
Limited Partner B                  20%                      5,000,000                 6,050,000
Limited Partner C                  20%                      5,000,000                 6,050,000
General Partner                    20%                      5,000,000                       N/A
                                ------                 --------------          ----------------

Total                             100%                    $25,000,000               $24,200,000


         If the Partnership now distributed $38,750,000, distributions would be made first under Section 5.10(g) to the General Partner in the amount of $2,200,000.(1) Distributions would then be made to the Partners as a group in proportion to their Equity Interest Percentages under Section 5.10(c)(i). For purposes of determining the amount to be distributed under Section 5.10(c)(i), each Limited Partner's Capital Contributions and Return Account is increased by the Additional Contribution to be withheld from its distributions ($2,000,000 for Limited Partner A, $1,200,000 for each of Limited Partner B and C). The amount remaining for distribution after payment of the General Partner's special distribution ($38,750,000 - $2,200,000 = $36,550,000) is increased by the amount of such Additional Capital Contributions ($36,550,000 + $4,400,000 =
$40,950,000).

--------
(1) The actual amount of the distribution would be smaller because the basis on which the distribution was computed would be changed in the second year. The amount shown is used for purposes of simplifying the example.

                                    Exh. C-1

         Under Section 5.10(c)(i), $14,100,000 is distributed to Limited Partner A, and $7,250,000 is distributed to each of Limited Partners B and C, so that the Return Account balance of each Limited Partner is reduced to zero. Further distributions to each of the Limited Partners are made under Section 5.10(c)(ii).

         The next $1,400,000 of distributions attributable to Limited Partner A's Equity Interest Percentage is divided 50/50 between Limited Partner A and the General Partner under Section 5.10(c)(ii)(A), causing the distribution of $700,000 to the General Partner to equal 20% of the sum of (1) the $2,800,000 of distributions to Limited Partner A in excess of its Capital Contributions ($14,100,000 + $700,000 - $12,000,000) plus (2) the $700,000 distributed to the
General Partner with respect to Limited Partner A (($2,800,000 + $700,000) x 20% = $700,000). The next $700,000 of distributions attributable to Limited Partner B's Equity Interest Percentage is divided 50/50 between Limited Partner B and the General Partner, and the next $700,000 attributable to Limited Partner C's Equity Interest Percentage is divided 50/50 between Limited Partner C and the General Partner, using the same computations.

         There remains $880,000 of gross distributions attributable to Limited Partner A's Equity Interest Percentage, calculated as Limited Partner A's Equity Interest Percentage of the gross distribution amount ($40,950,000 x 40% = $16,380,000) less distributions under Section 5.10(c)(i) and Section 5.10(c)(ii)(A) to Limited Partner A and to the General Partner with respect to Limited Partner A ($16,380,000 - $14,100,000 - $1,400,000 = $880,000). This
$880,000 is divided 80/20 (704,000/176,000) between Limited Partner A and the General Partner under clause (ii)(B). Similarly, the remaining $590,000 attributable to the Equity Interest Percentage of each of Limited Partner B and C is divided 80/20 (92,000/48,000) between each of Limited Partners B and C and the General Partner.

         The General Partner also receives ordinary distributions of $8,190,000 under Section 5.10(c)(i), in proportion to its Equity Interest Percentage of the $40,950,000 gross distribution.

         In summary, the gross distributions under Section 5.10(c) prior to withholding under Section 4.1(e) are as follows:


                           Return Account to $0         50/50 Catch-Up          80/20 Sharing           Total
                           --------------------         --------------          -------------           -----
Limited Partner A                   $14,100,000              $  700,000            $  704,000        $15,504,000
Limited Partner B                     7,250,000                 350,000               192,000          7,792,000
Limited Partner C                     7,250,000                 350,000               192,000          7,792,000
General Partner                       8,190,000               1,400,000               272,000          9,862,000
                                ---------------          --------------           -----------      -------------

Gross Distributions                 $36,790,000              $2,800,000            $1,360,000        $40,950,000


                                    Exh. C-2

         The gross distributions under Section 5.10(c) are reduced by the Additional Capital Contributions withheld under Section 4.1(e) to arrive at the net distribution to each Partner under Section 5.10(c):


                        Gross 5.10(c) Distribution          4.1(e)        Net 5.10(c) Distribution
                        --------------------------          ------        ------------------------
Limited Partner A                   $15,504,000              (2,000,000)          $13,504,000
Limited Partner B                     7,792,000              (1,200,000)            6,592,000
Limited Partner C                     7,792,000              (1,200,000)            6,592,000
General Partner                       9,862,000                 N/A                 9,862,000
                                ---------------             -----------        --------------

Total                               $40,950,000              (4,400,000)          $36,550,000



The net $36,550,000 of distributions under Section 5.10(c) plus the General Partner's $2,200,000 special distribution under Section 5.10(g) equals the total cash available for distribution of $38,750,000.

                                    Exh. C-3

                     BEACON CAPITAL STRATEGIC PARTNERS, L.P.

                      EXHIBIT D - FORM OF POWER OF ATTORNEY

[SEE DOCUMENT NUMBER 794523.]

                                    Exh. D-1